Exhibit 10.25a




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                                   $35,000,000

                                CREDIT AGREEMENT

                           dated as of April 10, 2001

                                      among

                            AES EASTERN ENERGY, L.P.
                                   as Borrower

                                       and

                             THE BANKS NAMED HEREIN
                                    as Banks

                                       and

                       THE LETTER OF CREDIT ISSUING BANKS
                        PARTIES HERETO FROM TIME TO TIME
                                as Issuing Banks

                                       and

                         UNION BANK OF CALIFORNIA, N.A.
                                    as Agent


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


                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE 1

                                 INTERPRETATION

Section 1.01.  Defined Terms...................................................1
Section 1.02.  Other Interpretive Provisions..................................13
Section 1.03.  Accounting Matters.............................................14
Section 1.04.  Representations and Warranties.................................14
Section 1.05.  Captions.......................................................14
Section 1.06.  Interpretation of Related Documents............................14

                                    ARTICLE 2

                     WORKING CAPITAL FACILITY; COMPUTATIONS

Section 2.01.  Commitment to Lend.............................................14
Section 2.02.  Manner of Borrowing............................................15
Section 2.03.  Interest.......................................................16
               (a) Rates......................................................16
               (b) Payment....................................................16
               (c) Conversion and Continuation................................16
               (d) Maximum Interest Rate......................................17
Section 2.04.  Repayment......................................................17
Section 2.05.  Prepayments....................................................17
               (a) Optional Payments..........................................17
               (b) Commitment Reduction Mandatory Prepayments.................18
               (c) Clean-Up Period Mandatory Prepayments......................18
               (d) Rent Payment Date Mandatory Prepayments....................18
Section 2.06.  Limitation on Types of Loans...................................18
Section 2.07.  Termination or Reduction of Commitments........................18
Section 2.08.  Fees...........................................................19
               (a) Commitment Fees............................................19
               (b) Letter of Credit Fees......................................19
               (c) Agency Fees................................................19
               (d) Fees Non-Refundable........................................19
               (e) Survival...................................................19
Section 2.09.  Computation of Interest and Fees...............................19
Section 2.10.  Evidence of Indebtedness.......................................19
Section 2.11.  Payments by the Borrower.......................................20

               (a) Time, Place and Manner.....................................20
               (b) No Reductions..............................................20
               (c) Extension of Payment Dates.................................20
Section 2.12.  Distribution of Payments by the Agent..........................20
Section 2.13.  Taxes..........................................................21
               (a) Taxes Payable by the Borrower..............................21
               (b) Taxes Payable by the Agent, any Bank or any Issuing Bank...21
               (c) Limitations................................................21
               (d) Exemption from U.S. Withholding Taxes......................22
Section 2.14.  Pro Rata Treatment.............................................22
Section 2.15.  Computations of Outstandings...................................22
Section 2.16.  Extension of Maturity Date.....................................23
Section 2.17.  Working Capital Facility Designation...........................23

                                    ARTICLE 3

                                LETTERS OF CREDIT

Section 3.01.  Issuing Banks..................................................24
Section 3.02.  Letters of Credit..............................................24
Section 3.03.  Issuing Bank Fees..............................................25
Section 3.04.  Reimbursement to Issuing Banks; Interest.......................25
Section 3.05.  Obligations Absolute...........................................27
Section 3.06.  Liability of Issuing Banks and the Banks.......................27

                                    ARTICLE 4

                       CONDITIONS TO EXTENSIONS OF CREDIT

Section 4.01.  Conditions to the Initial Extension of Credit..................28
Section 4.02.  Conditions to Each Extension of Credit.........................31
Section 4.03.  Determinations Under Section 4.01..............................32
Section 4.04.  Reliance on Certificates.......................................32

                                    ARTICLE 5

                     CERTAIN REPRESENTATIONS AND WARRANTIES

Section 5.01.  Due Organization, Etc..........................................33
Section 5.02.  Loan Documents: Authorization; Enforceability; Required
               Consents; Absence of Conflicts.................................33
Section 5.03.  Operative Documents: Due Authorization, Enforceability, Etc....34
Section 5.04.  Operative Documents: No Conflicts..............................34

Section 5.05.  Operative Documents: Governmental Actions......................34
Section 5.06.  Litigation.....................................................35
Section 5.07.  No Defaults....................................................36
Section 5.08.  Liens..........................................................36
Section 5.09.  Regulatory Status/Utility Regulation...........................36
Section 5.10.  Investment Company Act.........................................37
Section 5.11.  Compliance With Laws...........................................37
Section 5.12.  Taxes..........................................................37
Section 5.13.  ERISA..........................................................37
Section 5.14.  Adequate Rights................................................38
Section 5.15.  Environmental Matters..........................................39
Section 5.16.  Subsidiaries...................................................41
Section 5.17.  Property.......................................................41
Section 5.18.  No Event of Loss...............................................41
Section 5.19.  AEE2 Liens.....................................................41
Section 5.20.  AEE2 Adequate Rights...........................................41
Section 5.21.  Additional Facilities Environmental Matters....................43
Section 5.22.  Burdensome Provisions..........................................44
Section 5.23.  No Adverse Change or Event.....................................44
Section 5.24.  Additional Adverse Facts.......................................44
Section 5.25.  Margin Stock...................................................45
Section 5.26.  Title to Properties............................................45
Section 5.27.  Insurance......................................................45
Section 5.28.  Lien in Collateral.............................................45
Section 5.29.  Projections....................................................45

                                    ARTICLE 6

                                CERTAIN COVENANTS

Section 6.01.  Financial Covenants............................................45
               (a) Tangible Net Worth.........................................45
               (b) Coverage Ratio.............................................45
Section 6.02. Preservation of Existence and Properties, Scope of Business, Compliance with Law, Payment of Taxes and Claims Preservation of
               Enforceability.................................................46
Section 6.03.  Insurance......................................................46
Section 6.04.  Use of Proceeds................................................46
Section 6.05.  Liens..........................................................46
Section 6.06.  Merger or Consolidation........................................47

Section 6.07.  Disposition of Assets..........................................47
Section 6.08.  Incurrence of Indebtedness.....................................47
Section 6.09.  Limitations on Investments.....................................48
Section 6.10.  Transactions with Affiliates...................................48
Section 6.11.  Subsidiaries...................................................48
Section 6.12.  Additional Facilities..........................................48
Section 6.13.  Payment of Operating and Maintenance Costs.....................48
Section 6.14.  Annual Operating Budget........................................49
Section 6.15.  AEE Revenues...................................................49
Section 6.16.  No Abandonment.................................................49
Section 6.17.  Assignment.....................................................49
Section 6.18.  Compliance with ERISA..........................................49

                                    ARTICLE 7

                                   INFORMATION

Section 7.01.  Information to Be Furnished....................................50
               (a) Quarterly Financial Statements.............................50
               (b) Year-End Financial Statements; Accountants' Certificate....50
               (c) Operating Budgets..........................................51
               (d) Monthly Operations Report..................................51
               (e) Notices under each of the Participation Agreements.........51
               (f) Reports, Filings and Notices...............................51
               (g) Requested Information......................................52
               (h) Notice of Defaults, Material Adverse Changes and Other
                   Matters....................................................52
Section 7.02.  Accuracy of Financial Statements and Information...............52
               (a) Historical Financial Statements............................52
               (b) Future Financial Statements................................52
               (c) Historical Information.....................................53
               (d) Future Information.........................................53
Section 7.03.  Additional Covenants Relating to Disclosure....................54
               (a) Accounting Methods and Financial Records...................54
               (b) Fiscal Year................................................54
               (c) Visits, Inspections and Discussions........................54
Section 7.04.  Authorization of Third Parties to Deliver Information and Discuss
               Affairs........................................................54

                                    ARTICLE 8

                                     DEFAULT

Section 8.01.  Events of Default..............................................55
Section 8.02.  Remedies upon Event of Default.................................57

                                   ARTICLE 9

                      ADDITIONAL CREDIT FACILITY PROVISIONS

Section 9.01.  Mandatory Suspension and Conversion of Eurodollar Rate Loans
               and Eurodollar Rate Drawings...................................58
Section 9.02.  Regulatory Changes.............................................59
Section 9.03.  Capital Requirements...........................................60
Section 9.04.  Funding Losses.................................................60
Section 9.05.  Certain Determinations; Survival...............................61
Section 9.06.  Change of Lending Office.......................................61
Section 9.07.  Replacement of Bank in Respect of Increased Costs..............62

                                   ARTICLE 10

                                    THE AGENT

Section 10.01. Appointment and Powers.........................................62
Section 10.02. Limitation on Agent's Liability................................63
Section 10.03. Defaults.......................................................63
Section 10.04. Rights as a Bank...............................................63
Section 10.05. Indemnification................................................64
Section 10.06. Non-Reliance on Agent and Other Banks..........................64
Section 10.07. Execution and Amendment of Loan Documents on Behalf of the
               Banks..........................................................64
Section 10.08. Resignation of the Agent.......................................65

                                   ARTICLE 11

                                  MISCELLANEOUS

Section 11.01. Notices and Deliveries.........................................65
               (a) Notices and Materials Other than Collateral................65
               (b) Collateral.................................................67
Section 11.02. Expenses; Indemnification......................................67
Section 11.03. Amounts Payable Due upon Request for Payment...................68

Section 11.04. Remedies of the Essence........................................68
Section 11.05. Rights Cumulative..............................................68
Section 11.06. Amendments: Waivers............................................68
Section 11.07. Set-Off; Suspension of Payment and Performance.................69
Section 11.08. Sharing of Recoveries..........................................70
Section 11.09. Assignments and Participations.................................70
               (a) Assignments................................................70
               (b) Participations.............................................72
Section 11.10. Governing Law..................................................73
Section 11.11. Judicial Proceedings; Waiver of Jury Trial.....................73
Section 11.12. LIMITATION OF LIABILITY........................................73
Section 11.13. Process Agent..................................................73
Section 11.14. Severability of Provisions.....................................74
Section 11.15. Counterparts...................................................74
Section 11.16. Survival of Obligations........................................74
Section 11.17. Entire Agreement...............................................74
Section 11.18. Successors and Assigns.........................................74
Section 11.19. No Fiduciary Relationship Established By Loan Documents........74
Section 11.20. No Recourse to Affiliates......................................74
Section 11.21. Confidential Information.......................................75
Section 11.22. Registered Notes...............................................75




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


ANNEX
-----

Annex A                   -  Commitments, Lending Offices and Notice Addresses


SCHEDULES
---------

Schedule 2.02             -  Notice of Borrowing
Schedule 2.03(c)(iv)      -  Notice of Conversion or Continuation
Schedule 2.05(a)          -  Notice of Prepayment
Schedule 2.05(c)          -  Notice of Clean-Up Period
Schedule 2.13(d)          -  Non-US Bank Certificate
Schedule 3.04(e)          -  Notice of Conversion of Base Rate Drawing
Schedule 4.01(a)(xv)(A)   -  Form of Opinion of Special New York Counsel to the
                             Borrower, AES NY and AES
Schedule 4.01(a)(xv)(B)   -  Form of Opinion of Joseph C. Brandt, Esq., Counsel
                             to the Borrower, AES NY and AES
Schedule 4.01(a)(xv)(C)   -  Form of Opinion of Special New York Counsel to the
                             Agent
Schedule 5.05             -  Governmental Actions
Schedule 5.06             -  Litigation
Schedule 5.09             -  Utility Regulation
Schedule 5.13             -  ERISA
Schedule 5.15             -  Environmental Matters
Schedule 5.24             -  Additional Material Adverse Facts
Schedule 7.01(a)          -  Certificate As To Financial Statements and Defaults
Schedule 7.02(a)          -  Base Financial Statements
Schedule 8.01(g)          -  Certain Events of Default (Lease Agreement)
Schedule 11.09(a)         -  Notice of Assignment


EXHIBITS
--------

Exhibit A                 -  Form of Promissory Note
Exhibit B                 -  Form of Pledge Agreement
Exhibit C                 -  Form of Issuing Bank Agreement
Exhibit D                 -  Form of Amended and Restated Depositary Agreement
Exhibit E                 -  Form of Letter of Credit
Exhibit F                 -  Form of Second Amendment to Participation Agreement
                             and Appendix A thereto
Exhibit G                 -  Form of Limited Guaranty




                                       vii


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                                      viii

                                CREDIT AGREEMENT

                           Dated as of April 10, 2001

     AES EASTERN ENERGY, L.P., as Borrower, the BANKS, the ISSUING BANKS, and UNION BANK OF CALIFORNIA, N.A., as Agent, agree as follows (with certain terms used herein being defined in Article 1):

                                    ARTICLE 1

                                 INTERPRETATION

     Section 1.01. Defined Terms. Each capitalized term used herein and not otherwise defined herein shall have the definition assigned to such term in Appendix A to the Participation Agreement (Kintigh A-1), dated as of May 1, 1999, as amended on or before the date hereof (and as amended, supplemented or otherwise modified after the date hereof with the prior written consent of the Required Banks and the Issuing Banks) ("Appendix A"), among the Borrower, as Lessee, Kintigh Facility Trust A-1, as Owner Trust, DCC Project Finance Fourteen, Inc., as Owner Participant, Bankers Trust Company, as Indenture Trustee, and Bankers Trust Company, as Pass Through Trustee, and the principles of interpretation set forth in such Appendix A shall apply to such definitions. As used herein, (i) the term "Leases" shall refer not only to the singular of such term as defined in such Appendix A but shall also refer to each Other Lease and each Related Lease as such terms are defined in such Appendix A, (ii) the term "Participation Agreements" shall refer not only to the singular of such term as defined in such Appendix A but shall also refer to each other Participation Agreement as defined in any Other Lease or any Related Lease,
(iii) the term "Facility" shall refer not only to the singular of such term as defined in such Appendix A but shall also refer to each Related Facility as such term is defined in such Appendix A, (iv) the term "Facility Site" shall refer not only to the singular of such term as defined in such Appendix A but shall also refer to each Related Facility Site as such term is defined in such Appendix A, (v) the term "Site Lease" shall refer not only to the singular of such term as defined in such Appendix A but shall also refer to each Related Site Lease as such term is defined in such Appendix A, and (vi) the term "Operative Documents" shall refer not only to the singular of such term as defined in such Appendix A but shall also refer to each Other Operative Document as such term is defined in such Appendix A. For the purposes of the Loan
Documents:

     "Adjusted Eurodollar Rate" means, for any Interest Period, a rate per annum (rounded upward, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate obtained by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to 1 minus the Reserve Requirement in effect from time to time during such Interest Period.

     "AEE2" means AEE2, L.L.C., a limited liability company organized under the laws of the State of Delaware.

     "AEE2 Entity" means AEE2, AES Westover, L.L.C. and AES Greenidge, L.L.C.

     "AES" means The AES Corporation, a Delaware corporation.

     "AES Cayuga" means AES Cayuga, L.L.C., a limited liability company organized under the laws of the State of Delaware.

     "AES Somerset" means AES Somerset, L.L.C., a limited liability company organized under the laws of the State of Delaware.

     "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such first Person; unless otherwise specified,"Affiliate" means an Affiliate of the Borrower.

     "Agent" means Union Bank of California, N.A., as agent for and representative (within the meaning of Section 9-105(1)(m) of the Uniform Commercial Code) of the Banks and the Issuing Banks under this Agreement and the other Loan Documents, and any successor Agent appointed pursuant to Section 10.08.

     "Agent's Fee Letter" means the letter agreement dated the date hereof between the Borrower and the Agent.

     "Agent's Office" means the address of the Agent specified in or determined in accordance with the provisions of Section 11.01(a)(ii).

     "Agreement" means this Agreement, including all schedules, annexes and exhibits hereto.

     "Agreement Date" means the date set forth as such on the signature pages hereof, which is the date the executed copies of this Agreement were delivered by all parties hereto and, accordingly, this Agreement became effective and the Banks and the Issuing Banks first became committed to provide the Extensions of Credit pursuant to the terms of, and as contemplated by, this Agreement. If no such date is there set forth, the Agreement Date shall be the date as of which this Agreement is dated.

     "Appendix A" has the meaning assigned to that term in the initial paragraph of this Section 1.01.

     "Applicable Law" means, anything in Section 11.10 to the contrary notwithstanding, (a) all applicable common law and principles of equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations and orders of governmental bodies, (ii) Governmental Approvals and Governmental Registrations and (iii) orders, decisions, judgments and decrees.

     "Available Commitment" means, for each Bank on any day, the unused portion of such Bank's Commitment, computed after giving effect to all Extensions of Credit or prepayments to be made on such day and the application of proceeds therefrom. "Available Commitments" means the aggregate of the Banks' Available Commitments.

     "Bank" means (a) any Person listed on the signature pages hereof following the Agent and (b) any Person (other than the Borrower or any of its Affiliates) that has been assigned any or all of the rights or obligations of a Bank pursuant to Section 11.09(a).

     "Bank Tax" means any net income or franchise tax or an equivalent type of tax imposed upon any Bank by any jurisdiction (or political subdivision thereof) in which such Bank or any of its Lending Offices is located.

     "Base Rate" means, for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day and (b) the sum of the Federal Funds Rate in effect on such day plus 0.50%.

     "Base Rate Drawing" means any Unreimbursed Drawing the interest on which is, or is to be, as the context may require, computed on the basis of the Base Rate.

     "Base Rate Loan" means any Loan the interest on which is, or is to be, as the context may require, computed on the basis of the Base Rate.

     "Borrower" means AES Eastern Energy, L.P., a Delaware limited partnership.

     "Business Day" means any day other than a Saturday, Sunday or other day on which banks in New York City or Los Angeles, California are authorized or required by law to close.

     "Capital Security" means, with respect to any Person, (a) any share of capital stock of or other unit of ownership interest in such Person or (b) any security convertible into, or any option, warrant or other right to acquire, any share of capital stock of or other unit of ownership interest in such Person.

     "Clean-Up Period" means, with respect to each consecutive period of 365 or, in the case ofa leap year, 366 consecutive days occurring within the period from the Agreement Date through the Maturity Date, one period of 30 consecutive days prior to and including one Rent Payment Date included within such annual period, such Rent Payment Date to be selected at the option of the Borrower.

     "Closing Date" means the date upon which each of the conditions precedent enumerated in Section 4.01 has been fulfilled to the satisfaction of the Banks, the Agent and the Borrower. All transactions contemplated by the Closing Date shall take place on or before April 10, 2001, at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, at 10:00 a.m., or such other time and/or location as the parties hereto may mutually agree.

     "Code" means the Internal Revenue Code of 1986.

     "Collateral" means all property in which a Lien is created pursuant to the Pledge Agreement.

     "Commitment" means, for each Bank, the obligation of such Bank to make Loans to the Borrower and to participate in Extensions of Credit resulting from the issuance (or extension, modification or amendment) of any Letter of Credit in an aggregate amount no greater than the amount set forth opposite such Bank's name under the heading "Commitment" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, the amount of the assignor's Commitment assigned to such Bank, in each case as the same may be reduced from time to time pursuant to Section 2.07 or increased or reduced from time to time pursuant to assignments in accordance with Section 11.09(a) or (b), as the context may require.

     "Contract" means (a) any agreement (whether bilateral or unilateral or executory or non-executory and whether a Person entitled to rights thereunder is so entitled directlyor as a third party beneficiary), including an indenture, lease or license, (b) any deed or other instrument of conveyance, (c) any certificate of incorporation, charter, partnership agreement, limited liability company agreement or other organizational document and (d) any by-law.

     "Control" means, with respect to a Person, possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management or policies of such first Person, whether through the ownership of voting securities, by contract or otherwise. The words "Controlling" and "controlled" have correlative meanings.

     "Debt" means any Liability that constitutes "debt" or "Debt" under section 101(12) of the Bankruptcy Code or under the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any analogous Applicable Law.

     "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Dollars" and the sign "$" mean lawful money of the United States of America.

     "Domestic Lending Office" of any Bank means (a) the branch or office of such Bank set forth below such Bank's name under the heading "Domestic Lending Office" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, the branch or office of such Bank set forth under the heading "Domestic Lending Office" in the Notice of Assignment given to the Borrower and the Agent with respect to such assignment or (b) such other branch or office of such Bank designated by such Bank from time to time as the branch or office at which its Base Rate Loans and Base Rate Drawings are to be made or maintained.

     "Eligible Assignee" means (a) any commercial bank, savings and loan institution or savings bank organized under the laws of the United States, or any State thereof, and having combined capital and surplus in excess of $100,000,000, (b) any commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having combined capital and surplus (or the equivalent thereof under the accounting principles applicable thereto) in excess of $100,000,000, provided that such bank is acting through a branch, agency or Affiliate located in the country in which it is organized or another country that is also a member of the OECD, (c) the central bank of any country that is a member of the OECD or (d) any insurance company, pension fund, mutual fund or other financial institution of recognized standing.

     "Enacted", as applied to a Regulatory Change, means the date such Regulatory Change first becomes effective or is implemented or first required or expected to be complied with, whether the same is (a) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, a request or directive of a regulatory authority, or otherwise or (b) enacted, adopted, issued or proposed before or after the Agreement Date.

     "Eurodollar Business Day" means any Business Day on which dealings in Dollar deposits are carried on in the London interbank market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in London, England.

     "Eurodollar Lending Office" of any Bank means (a) the branch or office of such Bank set forth below such Bank's name under the heading "Eurodollar Lending Office" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, the branch or office of such Bank set forth under the heading "Eurodollar Lending Office" in the Notice of Assignment given to the Borrower and the Agent with respect to such assignment or (b) such other branch or office of such Bank designated by such Bank from time to time as the branch or office at which its Eurodollar Rate Loans and Eurodollar Rate Drawings are to be made or maintained.

     "Eurodollar Rate" means, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London, England time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Eurodollar Rate shall be, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate per annum at which deposits in Dollars are offered to the Agent in the London interbank market at approximately 11:00 a.m. (London, England time) two Business Days prior to the first day of such Interest Period in an amount of $1,000,000 and for a period equal to such Interest Period.

     "Eurodollar Rate Drawing" means any Unreimbursed Drawing the interest on which is, or is to be, as the context may require, computed on the basis of the Adjusted Eurodollar Rate.

     "Eurodollar Rate Loan" means any Loan the interest on which is, or is to be, as the context may require, computed on the basis of the Adjusted Eurodollar Rate.

     "Event of Default" means any of the events specified in Section 8.01.

     "Existing Credit Facility" means the Secured Revolving O&M Costs Facility, dated as of May 14, 1999, as amended, among the Borrower, the banks party thereto, and Credit Suisse First Boston, as Agent.

     "Extension of Credit" means (i) the making of any Loan, (ii) the issuance of any Letter of Credit, or (iii) the amendment of any Letter of Credit having the effect of extending the stated expiration date thereof, increasing the LC Outstandings thereunder, or otherwise altering any of the material terms or conditions thereof.

     "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

     "Governmental Approval" means any authority, consent, approval, license (or the like) or exemption (or the like) of any governmental unit.

     "Governmental Registration" means any registration or filing (or the like) with, or report or notice (or the like) to, any governmental unit.

     "Guaranty" means the Limited Guaranty, dated as of the date hereof, by AES in favor of the Agent and the Banks, substantially in the form of Exhibit G.

     "Indemnified Person" means any Person that is, or at any time, was, the Agent, a Bank, an Issuing Bank, an Affiliate of the Agent, a Bank or an Issuing Bank, or a director, officer, employee or agent of any such Person.

     "Information" means data, certificates, reports, statements (including financial statements), opinions of counsel, documents and other information.

     "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Insolvent" means pertaining to a condition of Insolvency.

     "Intellectual Property" means (a) (i) patents and patent rights, (ii) trademarks, trademark rights, trade names, trade name rights, corporate names, business names, trade styles, service marks, logos and general intangibles of like nature and (iii) copyrights, in each case whether registered, unregistered or under pending registration and, in the case of any such that are registered or under pending registration, whether registered or under pending registration under the laws of the United States or any other country, (b) reissues, continuations, continuations-in-part and extensions of any Intellectual Property referred to in clause (a), and (c) rights relating to any Intellectual Property referred to in clause (a) or (b), including rights under applications (whether pending under the laws of the United States or any other country) or licenses relating thereto.

     "Interest Payment Date" means each Rent Payment Date and the first Business Day of April and October of each year.

     "Interest Period" means a period commencing, in the case of the first Interest Period applicable to a Eurodollar Rate Loan or Eurodollar Rate Drawing (as the case may be), on the date of the making of, or conversion into, such Eurodollar Rate Loan or Eurodollar Rate Drawing (as the case may be), and, in the case of each subsequent, successive Interest Period applicable thereto, on the last day of the immediately preceding Interest Period. The duration of each Interest Period shall be one, two, three or six months (provided, that the Borrower may not select an Interest Period of six months in the case of a Eurodollar Rate Drawing), as the Borrower may, in accordance with Section 2.02(a), 2.03(c) or 3.04(e), as applicable, select, except that (a) any Interest Period that would otherwise have a Rent Payment Date occur during the term of such Interest Period shall end on the day that is such Rent Payment Date, (b) any Interest Period that would otherwise end on a day that is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day, (c) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in whichsuch Interest Period ends) shall end on the last Eurodollar Business Day of a calendar month,
(d) the Borrower may not select any Interest Period that ends after the Maturity Date, and (e) any Interest Period selected by the Borrower in respect of a Eurodollar Rate Drawing must end on the next-scheduled Rent Payment Date following the date of such Eurodollar Rate Drawing.

     "Issuing Bank" means any Bank designated by the Borrower in accordance with
Section 3.01 as the issuer of a Letter of Credit pursuant to an Issuing Bank Agreement; provided, that each Issuing Bank shall, at the time of such designation, have outstanding unsecured indebtedness that is rated A- or better by S&P or A3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured indebtedness of entities engaged in such businesses). As of the date hereof, the Borrower has designated Union Bank as an Issuing Bank and Union Bank has accepted such designation as an Issuing Bank.

     "Issuing Bank Agreement" means an agreement between an Issuing Bank and the Borrower, substantially in the form of Exhibit C or otherwise in form and substance satisfactory to the Agent, providing for the issuance of one or more Letters of Credit.

     "LC Payment Notice" has the meaning assigned to that term in Section
3.04(b).

     "LC Outstandings" means, for any Letter of Credit on any date of determination, the maximum amount available to be drawn under such Letter of Credit at any time on or after such date (assuming the satisfaction of all conditions for drawing set forth therein).

     "Lending Office" of any Bank means the Domestic Lending Office or the Eurodollar Lending Office of such Bank.

     "Letter of Credit" means any irrevocable standby letter of credit, substantially in the form of Exhibit E or otherwise in form and substance satisfactory to the Agent and the Borrower, issued by an Issuing Bank pursuant to Section 3.02 to support the obligations of the Borrower to purchasers of power from the Borrower's power generating facilities, as such letter of credit may from time to time be amended, modified or extended in accordance with the terms of this Agreement and the Issuing Bank Agreement to which it relates.

     "Letter of Credit Sublimit" means, on any date of determination, the lesser of (a) $25,000,000 and (b) the aggregate amount of the Commitments on such date. In no event shall the sum of (i) the aggregate LC Outstandings of all Letters of Creditoutstanding on any date of determination (after giving effect to all Extensions of Credit on such date) and (ii) the aggregate outstanding principal amount of Unreimbursed Drawings on such date, exceed the Letter of Credit Sublimit.

     "Liability" of any Person means (in each case, whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under Contract, Applicable Law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

     "Lien" means (a) with respect to any property or asset of any Person, including any investment property, or any income or profits therefrom, in each case whether the same is consensual or nonconsensual or arises by Contract, operation of law, legal process or otherwise, (i) any mortgage, lien, pledge, attachment, levy or other security interest of any kind thereupon or in respect thereof or (ii) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any Liability in priority to the payment of the ordinary, unsecured Liabilities of such Person, or (b) in the case of any investment property, any Contract or other arrangement, express or implied, under which any Person has the right to control such investment property, provided that for purposes of this definition the right of the Borrower to direct the investment of such property shall not constitute control of such investment property. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means any amount advanced by a Bank pursuant to Section 2.01.

     "Loan Document Related Claim" means any claim or dispute (whether arising under Applicable Law, including any "environmental" or similar law, under Contract or otherwise and, in the case of any proceeding relating to any such claim or dispute, whether civil, criminal, administrative or otherwise) in any way arising out of, related to, or connected with the Loan Documents, the relationships established thereunder or any actions or conduct thereunder or with respect thereto, whether such claim or dispute arises or is asserted before or after the Agreement Date or before or after the Repayment Date.

     "Loan Document Representation and Warranty" means any "Representation and Warranty" as defined in any Loan Document and any other representation or warranty made or deemed made under any Loan Document.

     "Loan Documents" means (a) this Agreement, the Notes, the Pledge Agreement, the Issuing Bank Agreement(s), the Guaranty, the Agent's Fee Letter and the Depositary Agreement and (b) all other agreements, documents and instruments relating to, arising out of, or in any way connected with any agreement, document or instrument referred to in clause (a) to which the Agent, any Bank or any Issuing Bank and the Borrower, AES or one or more AEE Entities are parties.

     "Loan Party" means any Person (other than the Agent, a Bank or an Issuing
Bank) that is a party to a Loan Document.

     "Materially Adverse Effect" means (a) with respect to any Person, any materially adverse effect on such Person's business, assets, Liabilities, financial condition, results of operations or business prospects, (b) with respect to a group of Persons "taken as a whole", any materially adverse effect on such Persons' business, assets, Liabilities, financial conditions, results of operations or business prospects taken as a whole on, where appropriate, a consolidated basis in accordance with GAAP, (c) with respect to any Loan Document, any adverse effect, in any material respect, on the binding nature, validity or enforceability thereof as an obligation of the Borrower and (d) with respect to any Collateral, or any category of Collateral, pledged by the Borrower, a materially adverse effect on its value as Collateral or a Materially Adverse Effect with respect to AEE2, AES Somerset or AES Cayuga or any of such Persons' utility in the Borrower's business or an adverse effect, in any material respect, on the validity, perfection, priority or enforceability of the Security Interest therein. Any such adverse effect may have occurred, and such an event may have occurred or failed to occur, at any particular time notwithstanding the fact that at such time no Default shall have occurred and be continuing.

     "Maturity Date" means January 2, 2003 or such later date to which the Maturity Date is extended in accordance with Section 2.16.

     "Maximum Permissible Rate" means, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded, could, under Applicable Law, result in (a) civil or criminal penalties being imposed on the payee or (b) the payee's being unable to enforce payment of (or, if collected, to retain) all or any part of such amount or the interest payable thereon.

     "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, that is subject to Title IV of ERISA and to which the Borrower or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

     "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that is subject to Title IV of ERISA and that (i) is maintained for employees of the Borrower or any of its ERISA Affiliates and at least one Person other than the Borrower and its ERISA Affiliates, or (ii) was so maintained and in respect of which the Borrower or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "Non-US Bank" means a Person that is not a United States Person and that is not described in Section 881(c)(3) of the Code.

     "Note" means any Note in the form of Exhibit A.

     "Notice of Assignment" means any notice to the Borrower and the Agent with respect to an assignment pursuant to Section 11.09(a) in the form of Schedule 11.09(a).

     "PBGC" means the Pension Benefit Guaranty Corporation (or any successor entity) established under ERISA.

     "Percentage" means, for any Bank on any date of determination, the percentage obtained by dividing such Bank's Commitment on such date by the total of the Commitments on such date, and multiplying the quotient so obtained by 100%. In the event that the Commitments have expired or been terminated, each Bank's Percentage shall be calculated on the basis of the Commitments in effect immediately prior to such expiration or termination (as the case may be).

     "Person" means any individual, sole proprietorship, corporation, partnership, trust, limited liability company, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, government or any agency or political subdivision thereof.

     "Pledge Agreement" means the LLC Membership Interest Pledge Agreement, dated as of the date hereof, between the Borrower and the Agent, as Secured Party, substantially in the form of Exhibit B.

     "Post-Default Rate" means a rate per annum equal at all times to the higher of (i) the Base Rate in effect from time to time plus 3.375% or (ii) the rate otherwise applicable under Section 2.03(a)(i) plus 2.0%.

     "Prime Rate" means the rate of interest announced publicly by Union Bank in Los Angeles, California, from time to time, as the Union Bank Reference Rate (it being acknowledged that the Union Bank Reference Rate may not necessarily be the lowest rate of interest charged to any class of borrowers by Union Bank). The Prime Rate shall be adjusted automatically, without notice, on the effective date of any change in the Union Bank Reference Rate.

     "Register" means a register kept at the Agent's office by the Agent on behalf of the Borrower, at no extra charge to the Borrower, on which the Agent records the names of the Registered Holders of Registered Notes.

     "Registered Holder" means the Person in whose name a Registered Note is registered.

     "Registered Note" means a Note payable to any Person whose name has been recorded on the Register by the Agent as the holder of such Note. The registration of a Note shall constitute the registration of any Loan and Unreimbursed Drawing evidenced thereby.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System.

     "Regulatory Change" means any Applicable Law, interpretation, directive, determination, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that is Enacted after the Agreement Date, including any such that imposes, increases or modifies any Tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such that imposes, increases or modifies any Bank Tax.

     "Reorganization" means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Repayment Date" means the later to occur of (a) the termination of the Commitments (whether as a result of the occurrence of the Maturity Date, termination pursuant to Section 2.07, or termination pursuant to Section 8.02) and (b) the payment in full in cash of the Loans, any Unreimbursed Drawings and all other amounts payable or accrued under the Loan Documents and the termination or expiration of all Letters of Credit.

     "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .22, .23, .25, .27 or .28 of PBGC Reg. Section 4043.

     "Representation and Warranty" means any representation or warranty made pursuant to or under (a) Section 4.02, Article 5, Section 7.02 or any other provision of this Agreement or (b) any amendment to, or waiver of rights under, this Agreement, WHETHER OR NOT, IN THE CASE OF ANY REPRESENTATION OR WARRANTY REFERRED TO IN CLAUSE (a) OR (b) OF THIS DEFINITION (EXCEPT, IN EACH CASE, TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED), THE INFORMATION THAT IS THE SUBJECT MATTER THEREOF IS WITHIN THE KNOWLEDGE OF THE BORROWER.

     "Request for Issuance" has the meaning assigned to that term in Section 3.02(a).

     "Required Banks" means, on any date of determination, Banks that, collectively, on such date (i) hold at least 51% of the then aggregate outstanding principal amount of the Loans and Unreimbursed Drawings owing to Banks and (ii) if no Loans or Unreimbursed Drawings are then outstanding, have Percentages in the aggregate of at least 51%. Any determination of those Banks constituting the Required Banks shall be made by the Agent and shall be conclusive and binding on all parties absent manifest error.

     "Reserve Requirement" means, at any time, the then current maximum rate for which reserves (including any marginal, special, supplemental or emergency reserve) are required tobe maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding five billion Dollars against "Eurocurrency liabilities", as that term is used in Regulation
D. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     "Secured Party" has the meaning ascribed to such term in the Pledge Agreement.

     "Security Interest" means the Liens created, or purported to be created, by the Loan Documents.

     "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates and no Person other than the Borrower and its ERISA Affiliates, or (ii) was so maintained and in respect of which the Borrower or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "Subsidiary" means, with respect to any Person at any time, (a) any other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements as of such time, and (b) any other Person (i) that is, at such time, Controlled by, or (ii) securities of which having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions), or other ownership interests of which ordinarily constituting a majority voting interest, are at such time, directly or indirectly, owned or controlled by, such first Person, or by such first Person and one or more of its Subsidiaries; unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

     "Tangible Net Worth" means, with respect to any Person, the excess of such Person's consolidated assets over its consolidated liabilities, consolidated assets and consolidated liabilities each to be determined in accordance with GAAP consistently applied, excluding, however, from the determination of consolidated assets (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles,
(ii) cash heldin a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Indebtedness, and
(iii) any items not included in clause (i) or (ii) above that are treated as intangibles in conformity with GAAP.

     "Tax" means any Federal, State or foreign tax, assessment or other governmental charge (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

     "Type" means, with respect to Loans, any of the following, each of which shall be deemed to be a different "Type" of Loan: Base Rate Loans and Eurodollar Rate Loans.

     "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

     "Union Bank" means Union Bank of California, N.A., a national banking association.

     "United States Person" means a corporation, partnership or other Person created, organized or incorporated under the laws of the United States of America or a State thereof (including the District of Columbia).

     "Unreimbursed Drawing" means any drawing under a Letter of Credit that has not yet been reimbursed by the Borrower to (i) the Issuing Bank that paid such drawing or (ii) if such

Issuing Bank has been reimbursed for such drawing by the Banks pursuant to
Section 3.03, the Banks.

     Section 1.02. Other Interpretive Provisions. (a) Except as otherwise specified herein, all references herein (i) to any Person shall be deemed to include such Person's successors and assigns, (ii) to any Applicable Law defined or referred to herein shall be deemed references to such Applicable Law or any successor Applicable Law as the same may have been or may be amended or supplemented from time to time and (iii) to any Loan Document or Contract (other than each of the Leases and each of the Participation Agreements, including Appendix A thereto) defined or referred to herein shall be deemed references to such Loan Document or Contract (and, in the case of any Note or any other instrument, any instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, restated, waived or otherwise modified from time to time (subject to any restrictions on such amendments, supplements, restatements, waivers or modifications set forth herein or therein).

     (b) When used in this Agreement, the words "herein", "hereof" and "hereunder", and words of similar import, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and the words "Article", "Section", "Annex", "Schedule" and "Exhibit" shall refer to Articles and Sections of, and Annexes, Schedules and Exhibits to, this Agreement unless otherwise specified.

     (c) Whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

     (d) Any item or list of items set forth following the word "including", "include" or "includes" is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are "included", such item or items are in such category, and shall not be construed as indicating that the items in the category in which such item or items are "included" are limited to such items or to items similar to such items.

     (e) Each authorization in favor of the Agent, the Banks, any Issuing Bank or any other Person granted by or pursuant to this Agreement shall be deemed to be irrevocable and coupled with an interest.

     (f) Except as otherwise specified herein, all references herein to the Agent, any Bank, any Issuing Bank or the Borrower shall be deemed to refer to such Person however designated in Loan Documents, so that (i) a reference to rights or duties of the Agent under the Loan Documents shall be deemed to include the rights or duties of such Person as the Secured Party under the Pledge Agreement, (ii) a reference to costs incurred by a Bank or an Issuing Bank in connection with the Loan Documents shall be deemed to include costs incurred by such Person as a"Principal" under the Pledge Agreement and (iii) a reference to the obligations of the Borrower under the Loan Documents shall be deemed to include the obligations of such Person as the "Pledgor" under the Pledge Agreement.

     (g) Except as otherwise specified herein, all references to the time of day shall be deemed to be to Los Angeles, California time as then in effect.

     (h) Except where the context clearly indicates a different meaning, all terms defined in Article 1, 8 or 9 of the Uniform Commercial Code, as such definitions may be amended from time to time, are used herein with the meanings therein ascribed to them.

     Section 1.03. Accounting Matters. Unless otherwise specified herein, all accounting determinations hereunder and all computations utilized by the Borrower in complying with the covenants contained herein shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, except, in the case of such financial statements, for departures from GAAP that may from time to time be approved in writing by the independent certified public accountants who are at the time, in accordance with Section 7.02(b), reporting on the Borrower's financial statements.

     Section 1.04. Representations and Warranties. All Representations and Warranties shall be deemed made (a) in the case of any Representation and Warranty contained in this Agreement, at the time of its initial execution and delivery, except where otherwise stated therein at and as of the Agreement Date,
(b) in the case of any Representation and Warranty contained in this Agreement or any other document, at the time any Extension of Credit is made, except where otherwise stated therein at and as of such time and (c) in the case of any particular Representation and Warranty, wherever contained, at such other time or times as such Representation and Warranty is made or deemed made in accordance with the provisions of this Agreement or the document pursuant to, under or in connection with which such Representation and Warranty is made or deemed made.

     Section 1.05. Captions. Captions to Articles, Sections and subsections of, and Annexes, Schedules and Exhibits to, this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

     Section 1.06. Interpretation of Related Documents. Except as otherwise specified therein, terms that are defined herein that are used in Notes, certificates, opinions and other documents delivered in connection herewith shall have the meanings ascribed to them herein and such documents shall be otherwise interpreted in accordance with the provisions of this Article 1.

                                    ARTICLE 2

                     WORKING CAPITAL FACILITY; COMPUTATIONS

     Section 2.01. Commitment to Lend. Upon the terms and subject to the conditions of this Agreement, each Bank agrees to make, from time to time during the period from the Agreement Date through the Maturity Date, one or more Loans to the Borrower in an aggregate unpaid principal amount not exceeding at any time such Bank's Available Commitment at such time. Subject to Section 2.06 and the other terms and conditions of this Agreement, the Loans may, at the option of the Borrower, be made as, and from time to time continued as or converted into, Base Rate Loans or Eurodollar Rate Loans, or any combination thereof. The aggregate amount of the Commitments on the Agreement Date is $35,000,000. Upon the terms and subject to the conditions of this Agreement, the Borrower may borrow, pay or prepay and reborrow Loans.

     Section 2.02. Manner of Borrowing. (a) The Borrower shall give the Agent notice (which shall be irrevocable) no later than 11:00 a.m. on, in the case of Base Rate Loans, the Business Day before the requested date for the making of such Loans, and, in the case of Eurodollar Rate Loans, the third Eurodollar Business Day before the requested date for the making of such Loans. Each such notice shall be in the form of Schedule 2.02 and shall specify (i) the requested date for the making of the requested Loans, which (x) shall be, in the case of Base Rate Loans, a Business Day and, in the case of Eurodollar Rate Loans, a Eurodollar Business Day and (y) shall not be a day during a Clean-Up Period,
(ii) the Type or Types of Loans requested, (iii) the amount of each such Type of Loan, and (iv) the Interest Period, if any, for such Loans. Upon receipt of any such notice, the Agent shall promptly notify each Bank of the contents thereof and of the amount and Type of each Loan to be made by such Bank on the requested date specified therein.

     (b) Not later than 12:00 noon on each requested date for the making of Loans, each Bank shall, if it has received the notice contemplated by Section 2.02(a) on or prior to its close of business on, in the case of Base Rate Loans, the Business Day, and, in the case of Eurodollar Rate Loans, the third Eurodollar Business Day, before such date, make available to the Agent, in Dollars in funds immediately available to the Agent at the Agent's Office, the Loans to be made by such Bank on such date. Any Bank's failure to make any Loan to be made by it on the requested date therefor shall not relieve any other Bank of its obligation to make any Loan to be made by such other Bank on such date, but such other Bank shall not be liable for such failure.

     (c) Unless the Agent shall have received notice from a Bank prior to 10:00 a.m. on the requested date for the making of any Loans that such Bank will not make available to the Agent the Loans requested tobe made by such Bank on such date, the Agent may assume that such Bank has made such Loans available to the Agent on such date in accordance with Section 2.02(b) and the Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount on behalf of such Bank. If and to the extent such Bank shall not have so made available to the Agent the Loans requested to be made by such Bank on such date and the Agent shall have so made available to the Borrower a corresponding amount on behalf of such Bank, such Bank shall, on demand, pay to the Agent such corresponding amount together with interest thereon, for each day from the date such amount shall have been so made available by the Agent to the Borrower until the date such amount shall have been repaid to the Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Base Rate. If such Bank does not pay such corresponding amount promptly upon the Agent's demand therefor, the Agent may notify the Borrower and the Borrower shall immediately repay such corresponding amount to the Agent together with accrued interest thereon at the applicable rate or rates provided in Section 2.03(a).

     (d) All Loans made available to the Agent in accordance with Section 2.02(b) shall be disbursed by the Agent not later than 1:00 p.m. on the requested date therefor in Dollars in funds immediately available to the Borrower by credit to an account of the Borrower at the Agent's Office or in such other manner as may have been specified in the applicable notice and as shall be acceptable to the Agent. Notwithstanding the foregoing or any other provision contained herein, the proceeds of all Loans made available to the Agent shall be deposited directly by the

Agent or, to the extent received by the Borrower, by the Borrower into the Revenue Account pursuant to Section 3.1(a) of the Depositary Agreement.

     Section 2.03.   Interest. (a) Rates. (i) Subject to Section 2.03(a)(ii),
(A) each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to (1) so long as it is a Base Rate Loan, the Base Rate as in effect from time to time plus 1.375% and (2) so long as it is a Eurodollar Rate Loan, the applicable Adjusted Eurodollar Rate plus 2.375% and (B) except as otherwise provided herein or in any other Loan Document, each other amount due and payable under the Loan Documents shall, to the maximum extent permitted by Applicable Law, bear interest at a rate per annum equal to the Base Rate as in effect from time to time plus 1.375%.

          (ii) Upon the occurrence and during the continuance of an Event of Default (and whether before or after judgment), each Loan (whether or not due) and, to the maximum extent permitted by Applicable Law, each other amount due and payable under the Loan Documents shall bear interest at a rate per annum equal to the applicable Post-Default Rate.

     (b) Payment. Interest shall be payable (i) in the case of Base Rate Loans, on each Interest Payment Date, (ii) in the case of Eurodollar Rate Loans, on the last day of each applicable Interest Period and, if such Interest Period has a duration of more than three months, on that day of each third month during such Interest Period that corresponds to the first day of such Interest Period (or, if any such month does not have a corresponding day, then on the last day of such month), (iii) in the case of each Loan, when such Loan shall be due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) or converted, but only to the extent then accrued on the amount then so due or converted, and (iv) in the case of all other amounts due and payable under the Loan Documents (other than amounts payable pursuant to Article 3), on demand. Except as otherwise provided in Article 3, interest at the Post-Default Rate shall be payable on demand.

     (c) Conversion and Continuation. (i) All or any part of the principal amount of Loans of any Type may, on any Business Day, be converted into any other Type or Types of Loans, except that (A) Eurodollar Rate Loans may be converted only on the last day of an applicable Interest Period and (B) Base Rate Loans may be converted into Eurodollar Rate Loans only on a Eurodollar Business Day.

          (ii) Base Rate Loans shall continue as Base Rate Loans unless and until such Loans are converted into Loans of another Type. Eurodollar Rate Loans shall continue as Loans of such Type until the end of the then current Interest Period therefor, at which time they shall be automatically converted into Base Rate Loans unless the Borrower shall have given the Agent notice in accordance with Section 2.03(c)(iv) requesting either that such Loans continue as Loans of such Type for another Interest Period or that such Loans be converted into Loans of another Type at the end of such Interest Period.

          (iii) Notwithstanding anything to the contrary contained in Section 2.03(c)(i) or (ii), upon the occurrence and during the continuance of any Default, the Agent may notify the Borrower that Loans may only be converted into or continued as Loans of certain specified Types and, thereafter, until such Default no longer exists, Loans may not be converted into or continued as Loans of any Type other than one or more of such specified Types.

          (iv) The Borrower shall give the Agent notice (which shall be irrevocable) of each conversion of Loans or continuation of Eurodollar Rate Loans no later than 10:00 a.m. on, in the case of a conversion into Base Rate Loans, the Business Day, and, in the case of a conversion into or continuation of Eurodollar Rate Loans, the third Eurodollar Business Day, before the requested date of such conversion or continuation. Each notice of conversion or continuation shall be in the form of Schedule 2.03(c)(iv) and shall specify (A) the requested date of such conversion or continuation, (B) the amount and Type and, in the case of Eurodollar Rate Loans, the last day of the applicable Interest Period of the Loans to be converted or continued, (C) the amount and Type or Types of Loans into which such Loans are to be converted or as which such Loans are to be continued, and (D) the requested initial Interest Period, if any, to be applicable to the Loans resulting from such conversion or continuation. Upon receipt of any such notice, the Agent shall promptly notify each Bank of (1) the contents thereof, (2) the amount and Type and, in the case of Eurodollar Rate Loans, the last day of the applicable Interest Period of each Loan to be converted or continued by such Bank, (3) the amount and Type or Types of Loans into which such Loans are to be converted or as which such Loans are to be continued, and (4) the Interest Period, if any, to be applicable to the Loans resulting from such conversion or continuation.

     (d) Maximum Interest Rate. Nothing contained in the Loan Documents shall require the Borrower at any timeto pay interest at a rate exceeding the Maximum Permissible Rate. If interest payable by the Borrower on any date would exceed the maximum amount permitted by the Maximum Permissible Rate, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Maximum Permissible Rate shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum amount permitted for such period shall be deemed to have been applied as a prepayment of the Loans.

     Section 2.04. Repayment. The Loans shall mature and become due and payable, and shall be repaid by the Borrower, in full on the Maturity Date.

     Section 2.05. Prepayments. (a) Optional Payments. The Borrower may, at any time and from time to time, prepay the Loans in whole or in part, without premium or penalty (but subject to Section 9.04), except that any partial prepayment shall be in an aggregate principal amount of at least $1,000,000. Under the terms and subject to the conditions of this Agreement, the Borrower may reborrow amounts that have been prepaid. The Borrower shall give the Agent notice of each prepayment no later than 10:00 a.m. on, in the case of a prepayment of Base Rate Loans, the Business Day, and, in the case of a prepayment of Eurodollar Rate Loans, the third Eurodollar Business Day, before the date of such prepayment. Eachsuch notice of prepayment shall be in the form of Schedule 2.05(a) and shall specify (i) the date such prepayment is to be made and (ii) the amount and Type and, in the case of Eurodollar Rate Loans, the last day of the applicable Interest Period of the Loans to be prepaid. Upon receipt of any such notice, the Agent shall promptly notify each Bank of the contents thereof and the amount and Type and, in the case of Eurodollar Rate Loans, the last day of the applicable Interest Period of each Loan of such Bank to be prepaid. Amounts to be prepaid shall irrevocably be due and payable on the date specified in the applicable notice of prepayment, together with interest thereon as provided in
Section 2.03(b).

     (b) Commitment Reduction Mandatory Prepayments. On the date of any termination or reduction of the Commitments pursuant to Section 2.07, the Borrower shall pay or prepay so much of the principal amount outstanding hereunder as shall be necessaryin order that the aggregate principal amount outstanding hereunder (after giving effect to all Extensions of Credit to be made on such date and the application of the proceeds thereof) will not exceed the Commitments following such termination or reduction, together with (i) accrued interest to the date of such prepayment on the principal amount prepaid and (ii) in the case of prepayments of Eurodollar Rate Loans, any amount payable to the Banks pursuant to Section 9.04. Any prepayments required by this subsection (b) shall be applied to outstanding Base Rate Loans up to the full amount thereof before they are applied to outstanding Eurodollar Rate Loans.

     (c) Clean-Up Period Mandatory Prepayments. The Borrower shall prepay in whole all Loans on the Business Day immediately preceding each Clean-Up Period. The Borrower shall, not later than the first day of each Clean-Up Period, notify the Agent of the commencement of such Clean-Up Period. Each such notice of the commencement of a Clean-Up Period shall be in the form of Schedule 2.05(c) and shall specify the commencement date of such Clean-Up Period.

     (d) Rent Payment Date Mandatory Prepayments. The Borrower shall prepay in whole all Loans outstanding immediately prior to making any payment of Rent, other than any payment of Rent made solely with amounts drawn under Rent Reserve Account Payment Undertaking Agreements, and shall not borrow hereunder on the date on which any payment of Rent shall be made.

     Section 2.06. Limitation on Types of Loans. Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall borrow, prepay, convert and continue Loans in a manner such that (a) the aggregate principal amount of Eurodollar Rate Loans having the same Interest Period shall at all times be not less than $5,000,000, (b) there shall not be, at any one time, more than five Interest Periods in effect with respect to Eurodollar Rate Loans and
(c) each Base Rate Loan shall be in a principal amount of not less than $1,000,000.

     Section 2.07. Termination or Reduction of Commitments. The Borrower may terminate in whole or reduce in part the Commitments by giving the Agent notice (which shall be irrevocable) thereof no later than 10:00 a. m. on the third Business Day before the requested date of such termination or reduction; provided, that (a) in the case of a termination of the Commitments, no Loans, Letters of Credit or Unreimbursed Drawings are outstanding atthe time of such termination, and (b) in the case of any reduction of the Commitments, (i) such reduction shall apply ratably among the Banks, (ii) such reduction shall be in an aggregate amount not less than $1,000,000 and (iii) the Commitments shall in no event be reduced to an amount which is less than the sum of (A) the aggregate LC Outstandings on the date of such reduction and (B) the aggregate principal amount of Unreimbursed Drawings on the date of such reduction. Upon receipt of any such notice, the Agent shall promptly notify each Bank of the contents thereof and, if applicable, the amount to which such Bank's Commitment is to be irrevocably reduced. Once terminated or reduced, the Commitments may not be increased by the Borrower at any time thereafter.

     Section 2.08. Fees. (a) Commitment Fees. The Borrower shall pay to the Agent for the account of each Bank a commitment fee on the average daily amount of such Bank's Available Commitment for each day from the Agreement Date through (but excluding) the Maturity Date at a rate per annum of 0.50%, payable quarterly in arrears on each Interest Payment Date, on the Maturity Date and on the date of any termination of such Bank's Commitment.

     (b) Letter of Credit Fees. The Borrower shall pay to the Agent for the account of each Bank a letter of credit fee on the average daily aggregate amount of the LC Outstandings for each day from the Agreement Date through (but excluding) the Maturity Date at a rate per annum of 2.375% (provided, however, that upon the occurrence and during the continuance of an Event of Default, such rate shall increase to 4.375% per annum), compounded quarterly on each Interest Payment Date and payable semiannually in arrears on each Rent Payment Date.

     (c) Agency Fees. The Borrower shall pay to the Agent, for its own account, the fees payable to it under the Agent's Fee Letter, in the amounts and at the times specified therein.

     (d) Fees Non-Refundable. None of the fees payable under this Section 2.08 shall be refundable in whole or in part.

     (e) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.08 shall survive the repayment of all other amounts owing to the Agent and the Banks under the Loan Documents and the termination of the Commitments.

     Section 2.09. Computation of Interest and Fees. Interest calculated on the basis of the Adjusted Eurodollar Rate or the Federal Funds Rate and all fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Interest calculated on the basis of the Prime Rate shall be computed on the basis of a year of 365 or 366 days, as applicable, and paid for the actual number of days elapsed. Interest for any period shall be calculated from and including the first day thereof to but excluding the last day thereof.

     Section 2.10. Evidence of Indebtedness. Each Bank's Loans and Unreimbursed Drawings and the Borrower's obligation to repay such Loans and Unreimbursed Drawings with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, the records of such Bank and a single Note payable to the order of such Bank which, subject to Section 11.22, may be a Registered Note. The records of each Bank shall be prima facie evidence of such Bank's Loans, Unreimbursed Drawings and accrued interest thereon and of all payments made in respect thereof.

     Section 2.11. Payments by the Borrower. (a) Time, Place and Manner. All payments due to the Agent, the Banks or the Issuing Banks under the Loan Documents shall be made to the Agent at the Agent's Office or to such other Person or at such other address as the Agent may designate by written notice to the Borrower. All payments due to any Bank under the Loan Documents, whethermade to the Agent or directly to such Bank, shall be made for the account of, in the case of payments in respect of Eurodollar Rate Loans and Eurodollar Rate Drawings, such Bank's Eurodollar Lending Office and, in the case of all other payments, such Bank's Domestic Lending Office. A payment shall not be deemed to have been made on any day unless such payment has been received by the required Person, at the required place of payment, in Dollars in funds immediately available to such Person at such place,no later than 12:00 noon on such day.

     (b) No Reductions. All payments due to the Agent, any Bank or any Issuing Bank under the Loan Documents, and all other terms, conditions, covenants and agreements to be observed and performed by the Borrower thereunder, shall be made, observed or performed by the Borrower without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or Tax, except, subject to Section 2.13, for any withholding or deduction for Taxes required to be withheld or deducted under Applicable Law.

     (c) Extension of Payment Dates. Whenever any payment to the Agent, any Bank or any Issuing Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, or, in the case of payments of the principal of Eurodollar Rate Loans, a Eurodollar Business Day, such payment shall instead be due on the next succeeding Business Day or Eurodollar Business Day, as the case may be, unless, in the case of a payment of the principal of Eurodollar Rate Loans, such extension would cause payment to be due in the next succeeding calendar month, in which case such due date shall be advanced to the next preceding Eurodollar Business Day. If the date any payment under the Loan Documents is due is extended (whether by operation of any Loan Document, Applicable Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

     Section 2.12. Distribution of Payments by the Agent. (a) The Agent shall promptly distribute to each Bank its ratable share of each payment received by the Agent under the Loan Documents for the account of the Banks by credit to an account of such Bank at the Agent's Office or by wire transfer to an account of such Bank at an office of any other commercial bank located in the United States.

     (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks under the Loan Documents that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full tothe Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, cause to be distributed to each Bank on such due date a corresponding amount with respect to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent and the Agent shall have so distributed to any Bank a corresponding amount, such Bank shall, on demand, repay to the Agent the amount so distributed together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Base Rate.

     Section 2.13. Taxes. (a) Taxes Payable by the Borrower. If under Applicable Law any Tax is required to be withheld or deducted by the Borrower from, or is otherwise payable by the Borrower in connection with, any payment to the Agent, any Bank or any Issuing Bank under the Loan Documents, the Borrower
(i) shall (A) if so required, withhold or deduct the amount of such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with Applicable Law and (B) indemnify the Agent, such Bank and such Issuing Bank in accordance with the provisions of Section 11.02(d) against its failure so to do and (ii) shall, subject to Section 2.13(c), pay to the Agent, such Bank or such Issuing Bank, as applicable, such additional amounts as may be necessary so that the net amount received by the Agent, such Bank or such Issuing Bank with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted by the Borrower, is equal to the full amount payable under the Loan Documents. If any Tax is withheld or deducted by the Borrower from, or is otherwise payable by the Borrower in connection with, any payment payable to the Agent, any Bank or any Issuing Bank under the Loan Documents, the Borrower shall, as soon as possible after the date of such payment, furnish to the Agent, such Bank or such Issuing Bank, as applicable, the original or a certified copy of a receipt for such Tax from the applicable taxing authority. If any payment due to the Agent, any Bank or any Issuing Bank under the Loan Documents is or is expected to be made without withholding or deducting therefrom, or otherwise paying in connection therewith, any Tax payable by the Borrower to any taxing authority, the Borrower shall, within 30 days after any request from the Agent, such Bank or such Issuing Bank, as applicable, furnish to the Agent, such Bank or such Issuing Bank a certificate from such taxing authority, or an opinion of counsel acceptable to the Agent, such Bank or such Issuing Bank, in either case stating that no Tax payable to such taxing authority was or is, as the case may be, required to be withheld or deducted from, or otherwise paid by the Borrower in connection with, such payment.

     (b) Taxes Payable by the Agent, any Bank or any Issuing Bank. The Borrower shall, within thirty days of request by the Agent, any Bank or any Issuing Bank for the payment thereof, but subject to Section 2.13(c), pay to the Agent, such Bank or such Issuing Bank, as the case may be, (i) all Taxes (other than Bank Taxes, payable by the Agent or such Bank, as the case may be) with respect to any payment due to the Agent, such Bank or such Issuing Bank under the Loan Documents and (B) all Taxes payable by the Agent, such Bank or such Issuing Bank as a result of payments made by the Borrower (whether made to a taxing authority or to the Agent, such Bank or such Issuing Bank) pursuant to this Section 2.13(b). A certificate as to the amount of such payment or liability delivered to the Borrower by a Bank or Issuing Bank, or by the Agent on its own behalf or on behalf of a Bank or Issuing Bank, shall be conclusive absent manifest error.

     (c) Limitations. Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to pay any additional amount in respect of withholding of United States Federal income taxes pursuant to this Section 2.13 to any Bank (i) except to the extent such Taxes are required to be withheld as a result of (A) in the case of a Person that is a Bank on the Agreement Date, a Regulatory Change Enacted after the Agreement Date and (B) in the case of a Person that becomes a Bank after the Agreement Date pursuant to Section 11.09(a), a Regulatory Change Enacted after such Person becomes a Bank, or (ii) to the extent such withholding is required because such Bank has failed to submit any form or certificate that it is entitled to so submit under Applicable Law (including any Forms required to be submitted pursuant to Section 2.13(d)).

     (d) Exemption from U.S. Withholding Taxes. There shall be submitted to the Borrower and the Agent (i) on or before the first date that interest or fees are payable to such Bank under the Loan Documents, (A) if at the time the same are applicable (1) by each Bank that is not a United States Person, two duly completed and signed copies of Internal Revenue Service Form 1001 or 4224, in either case entitling such Bank to a complete exemption from withholding of any United States federal income taxes on all amounts to be received by such Bank under the Loan Documents or (2) by each Bank that is a Non-US Bank, (x) a duly completed Internal Revenue Service Form W-8ECI or W-8BEN, as applicable, and (y) a certification in the form of Schedule 2.13(d) that such Bank is a Non-US Bank or (B) if at the time any of the foregoing are inapplicable, duly completed and signed copies of such form, if any, as entitles such Bank to exemption from withholding of United States federal income taxes to the maximum extent to which such Bank is then entitled under Applicable Law, and (ii) from time to time thereafter, prior to the expiration or obsolescence of any previously delivered form or upon any previously delivered form becoming inaccurate or inapplicable, such further duly completed and signed copies of such form, if any, as entitles such Bank to exemption from withholding of United States federal income taxes to the maximum extent to which such Bank is then entitled under Applicable Law. Each Bank shall promptly notify the Borrower and the Agent if (I) it is required to withdraw or cancel any form or certificate previously submitted by it or any such form or certificate has otherwise become ineffective or inaccurate or (II) payments to it are or will be subject to withholding of United States federal income taxes to a greater extent than the extent to which paymentsto it were previously subject. Upon the request of the Borrower or the Agent, each Bank that is a United States Person shall from time to time submit to the Borrower and the Agent a certificate to the effect that such Bank is a United States Person and a duly completed Internal Revenue Service Form W-9.

     Section 2.14. Pro Rata Treatment. Except to the extent otherwise provided herein, (a) Loans of each Type to be made on any day shall be made by the Banks pro rata in accordance with their respective Commitments, (b) Loans of the Banks shall be converted and continued pro rata in accordance with their respective amounts of Loans of the Type and, in the case of Eurodollar Rate Loans, having the Interest Period being so converted or continued, (c) each reduction in the Commitments shall be made pro rata in accordance with the respective amounts thereof and (d) each payment of the principal of or interest on the Loans and on Unreimbursed Drawings or of fees shall be made for the account of the Banks pro rata in accordance with the respective amounts thereof then due and payable.

     Section 2.15. Computations of Outstandings. Whenever reference is made in this Agreement to the principal amount outstanding on any date under this Agreement, such reference shall refer to the sum of (a) the aggregate principal amount of all Loans and Unreimbursed

Drawings outstanding on such date plus (b) the aggregate LC Outstandings of all Letters of Credit outstanding on such date, in each case after giving effect to all Extensions of Credit and prepayments to be made on such date and the application of the proceeds thereof. At no time shall the principal amount outstanding under this Agreement exceed the aggregate amount of the Commitments. References to the unused portion of the Commitments shall refer to the excess, if any, of the Commitments over the principal amount outstanding hereunder; and references to the unused portion of any Bank's Commitment shall refer to such Bank's Percentage of the unused Commitments.

     Section 2.16. Extension of Maturity Date. At least 60 but not more than 120 days prior to the then-scheduled Maturity Date, the Borrower may, by delivering a written notice to such effect to the Agent (each such request being irrevocable), request that each Bank and Issuing Bank consent to a one-year extension of the Maturity Date. Upon receipt of any such notice, the Agent shall promptly communicate such request to the Banks and the Issuing Banks. Within 30 days following the giving of such notice by the Borrower, the Banks and the Issuing Banks shall indicate to the Agent whether the Borrower's request to so extend the then-scheduled Maturity Date is acceptable to the Banks and the Issuing Banks (and, if so, the conditions, if any, relating to such acceptance), it being understood that the unanimous written consent of the Banks and the Issuing Banks shall be required to effect any such request, that the determination by each Bank and Issuing Bank will be in its sole and absolute discretion and that the failure of any Bank or Issuing Bank to so respond within such period shall be deemed to constitute a refusal by such Bank or Issuing Bank (as the case may be) to consent to such request (with the result being that such request is denied). The Agent shall promptly notify the Borrower, the Banks and the Issuing Banks of the result of such request, and if such request shall have been consented to by all of the Banks and Issuing Banks, the Maturity Date shall be extended to the first anniversary of the then-scheduled Maturity Date (which date shall be a Rent Payment Date).

     Section 2.17. Working Capital Facility Designation. The Loans, the aggregate Commitments hereunder to the extent that they are used to provide Loans, all interest payable hereunder and under the Notes in respect of the outstanding principal amount of the Loans, all fees payable pursuant to Section 2.08(a), and all other amounts payable hereunder and under the other Loan Documents (other than interest, principal, fees and any other amounts payable in respect of Letters of Credit and LC Outstandings, Unreimbursed Drawings and amounts payable to Issuing Banks in such capacity), and all covenants, agreements and other obligations of the Borrower relating thereto, are designated as the "Working Capital Facility" as such term is used in the Operative Documents. The rights, obligations and remedies of the Agent and the Banks, in their collective capacity as "Working Capital Provider" (as such term is used in the Operative Documents), under the Operative Documents (including Sections 2.4, 3.1(b)(i), 3.1(b)(ii), 3.2 and 3.3 of the Depositary Agreement) shall apply solely with respect to, and shall be limited to the extent of amounts owed in respect of, such "Working Capital Facility". For the avoidance of doubt, this Section 2.17 shall not restrict or otherwise limit therights or remedies of the Agent, the Issuing Banks or the Banks in connection with any Permitted Indebtedness (other than the Working Capital Facility) provided by any such Person to the Borrower.

                                   ARTICLE 3

                               LETTERS OF CREDIT

     Section 3.01. Issuing Banks. Subject to the terms and conditions hereof, the Borrower may from time to time identify and arrange for one or more Banks to act as an Issuing Bank hereunder. Any such designation by the Borrower shall be notified to the Agent at least three Business Days prior to the first date upon which the Borrower proposes that such Issuing Bank issue its first Letter of Credit. Nothing contained herein shall be deemed to require any Bank to agree to act as an Issuing Bank, if it does not so desire; provided, however, that if no other Bank agrees to be an Issuing Bank hereunder, Union Bank shall be the sole Issuing Bank hereunder. The Borrower hereby notifies the Agent of the designation of Union Bank to act as an Issuing Bank hereunder. The Agent hereby acknowledges such notice and Union Bank hereby accepts such designation.

     Section 3.02. Letters of Credit. (a) Each Letter of Credit shall be issued (or the stated expiration date thereof extended or terms thereof modified or amended) on not less than two Business Days' prior written notice thereof by the Borrower to the Agent (which shall promptly distribute copies thereof to the Banks) and the relevant Issuing Bank. Each such notice (a "Request for Issuance") shall specify (i) the date (which shall be a Business Day) of issuance of such Letter of Credit (or the date of effectiveness of such extension, modification or amendment) and the stated expiry date thereof (which shall be no later than the date that is five Business Days prior to the Maturity
Date), (ii) the proposed stated amount of such Letter of Credit, (iii) the name and address of the beneficiary of such Letter of Credit, (iv) whether such Letter of Credit should be delivered directly to the beneficiary thereof or to the Borrower and (v) such other information as shall demonstrate compliance of such Letter of Credit with the requirements specified therefor in this Agreement and the relevant Issuing Bank Agreement. Each Request for Issuance shall be irrevocable unless modified or rescinded by the Borrower not less than two days priorto the proposed date of issuance (or effectiveness) specified therein. Not later than 12:00 noon on the proposed date of issuance (or effectiveness) specified in such Request for Issuance, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein and in the relevant Issuing Bank Agreement, such Issuing Bank shall issue (or extend, amend or modify) such Letter of Credit in accordance with such Request for Issuance and provide notice and a copy thereof to the Agent, which shall promptly furnish copies thereof to the Banks and the Borrower.

     (b) Each Bank severally agrees with such Issuing Bank to participate in the Extension of Credit resulting from the issuance (or extension, modification or amendment) of such Letterof Credit, in the manner and the amount provided in
Section 3.04(b), and the issuance of such Letter of Credit shall be deemed to be a confirmation by such Issuing Bank and each Bank of such participation in such amount.

     (c) Notwithstanding anything herein to the contrary, the sum of (i) the aggregate LC Outstandings of all Letters of Credit outstanding at any one time and (ii) the aggregate principal amount of Unreimbursed Drawings outstanding at such time, shall not exceed the Letter of Credit Sublimit.

     Section 3.03. Issuing Bank Fees. The Borrower shall pay directly to each Issuing Bank such fees and expenses, if any, specified to be paid to such Issuing Bank pursuant to the Issuing Bank Agreement to which it is a party, at the times, and in the manner, specified in such Issuing Bank Agreement; provided, however, that if, pursuant to the Depositary Agreement, the Borrower is not permitted to pay any such fees and expenses to such Issuing Bank on the due date therefor, the Borrower shall pay such fees and expenses on the first date thereafter (but in no event later than the next-scheduled Rent Payment
Date) that the Borrower is permitted to pay such fees and expenses, provided, that, in such case, all such fees and expenses shall bear interest at the Base Rate plus 1.375% per annum from such due date until paid in full, payable to such Issuing Bank on the date that such fees and expenses are paid by the Borrower.

     Section 3.04. Reimbursement to Issuing Banks; Interest. (a) The Borrower hereby agrees to pay to the Agent for the account of each Issuing Bank, on demand made by such Issuing Bank to the Borrower and the Agent, on and after each date on which such Issuing Bank shall pay any amount under the Letter of Credit issued by such Issuing Bank, a sum equal to the amount so paid plus interest on such amount from the date so paid by such Issuing Bank until repayment to such Issuing Bank in full at a fluctuating interest rate per annum equal at all times to the Base Rate plus 1.375%; provided, however, that if, pursuant to the Depositary Agreement, the Borrower is not permitted to pay any such amounts to such Issuing Bank on the date of demand therefor, the Borrower shall pay such amounts (other than any amounts paid by such Issuing Bank under such Letter of Credit that have been repaid to the Issuing Bank pursuant to subsection (b) below) on the first date thereafter (but in no event later than the next-scheduled Rent Payment Date) that the Borrower is permitted to pay such amounts, provided, that, in such case, all such amounts shall bear interest at the Base Rate plus 1.375% per annum from such date of demand until paid in full, payable to such Issuing Bank on the date that such amounts are paid by the Borrower.

     (b) If any Issuing Bank shall not have been reimbursed in full for any payment made by such Issuing Bank under any Letter of Credit issued by such Issuing Bank on the date of such payment, such Issuing Bank shall give the Agent and each Bank prompt notice thereof (an "LC Payment Notice") no later than 12:00 noon on the Business Day immediately succeeding the date of such payment by such Issuing Bank. Each Bank severally agrees to purchase a participation in the reimbursement obligation of the Borrower to such Issuing Bank under subsection
(a) above, by paying to the Agent for the account of such Issuing Bank an amount equal to such Bank's Percentage of such unreimbursed amount paid by such Issuing Bank, plus interest on such amount at a rate per annum equal to the Federal Funds Rate from the date of such payment by such Issuing Bank to the date of payment to such Issuing Bank by such Bank. Each such payment by a Bank shall be made not later than 3:00 p.m. on the later to occur of (i) the Business Day immediately following the date of such payment by such Issuing Bank and (ii) the Business Day on which such Bank shall have received an LC Payment Notice from such Issuing Bank. Each Bank's obligation to make each such payment to the Agent for the account of such Issuing Bank shall be several and shall not be affected by the occurrence or continuance of any Default or the failure of any other Bank to make any payment under this Section 3.04. Each Bank further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (c) The failure of any Bank to make any payment to the Agent for the account of an Issuing Bank in accordance with subsection (b) above shall not relieve any other Bank of its obligation to make payment, but no Bank shall be responsible for the failure of any other Bank. If any Bank (a "non-performing Bank") shall fail to make any payment to the Agent for the account of an Issuing Bank in accordance with subsection (b) above within five Business Days after the LC Payment Notice relating thereto, then, for so long as such failure shall continue, such Issuing Bank shall be deemed, for purposes of Section 11.08 and
Article 8 hereof, to be a Bank hereunder owed a Loan in an amount equal to the outstanding principal amount due and payable by such non-performing Bank to the Agent for the account of such Issuing Bank pursuant to subsection (b) above.

     (d) Each Unreimbursed Drawing shall bear interest on the outstanding principal amount thereof at a rate per annum equal to (i) the Base Rate as in effect from time to time plus 1.375%, compounded quarterly on each Interest Payment Date, or (ii) upon the election of the Borrower pursuant to subsection
(e) below to have such Unreimbursed Drawing bear interest at the Adjusted Eurodollar Rate, the applicable Adjusted Eurodollar Rate plus 2.375%. Upon the occurrence and during the continuance of an Event of Default (and whether before or after judgment), each Unreimbursed Drawing (whether or not due) shall bear interest at a rate per annum equal to the applicable Post-Default Rate. Interest on each Unreimbursed Drawing (including interest at the Post-Default Rate) shall be payable on the earlier to occur of (A) the next-scheduled Rent Payment Date following the date of such Unreimbursed Drawing or (B) the date that the Borrower reimburses the Banks for such Unreimbursed Drawing.

     (e) So long as no Default has occurred and is continuing, the Borrower may, upon notice delivered to the Agent not later than 10:00 a.m. three Eurodollar Business Days prior to the requested date therefor, request that any BaseRate Drawing or Base Rate Drawings be converted into a Eurodollar Rate Drawing. Each such notice shall be irrevocable and shall specify (i) the requested date of such conversion (which date shall be a Eurodollar Business Day), (ii) the aggregate principal amount of Base Rate Drawings to be converted (which amount shall be at least $1,000,000), and (iii) the Interest Period to be applicable to the Eurodollar Rate Drawing resulting from such conversion (which Interest Period shall be one, two or three months and shall end on the next-scheduled Rent Payment Date following the date of such conversion). Upon receipt of any such notice, the Agent shall promptly notify each Bank of the contents thereof. Each notice of conversion delivered pursuant to this Section 3.04(e) shall be in the form of Schedule 3.04(e).

     (f) Each Unreimbursed Drawing shall mature and become due and payable, and shall be repaid by the Borrower, in full on the next-scheduled Rent Payment Date following the date of such Unreimbursed Drawing (but in any event no later than the Maturity Date). The Borrower may, to the extent permitted under the terms of the Depositary Agreement, prepay any Unreimbursed Drawing in whole or in part, without premium or penalty (but subject to Section 9.04), except that any partial prepayment shall be in an aggregate principal amount of at least $1,000,000. The Borrower shall give the Agent notice of each prepayment no later than 10:00 a.m. on, in the case of a prepayment of Base Rate Drawings, the Business Day, and, in the case of a prepayment of Eurodollar Rate Drawings, the third Eurodollar Business Day, before the date of such prepayment. Each such notice of prepayment shall specify (i) the date such prepayment is to be made, (ii) the amount of such prepayment, and (iii) in the case of any prepayment of Eurodollar Rate Drawings, the last day of the Interest Period applicable thereto. Upon receipt of any such notice, the Agent shall promptly notify each Bank of the contents thereof. Amounts to be prepaid shall irrevocably be due and payable on the date specified in the applicable notice of prepayment, together with accrued and unpaid interest thereon.

     Section 3.05. Obligations Absolute. The payment obligations of each Bank under Section 3.04(b) and of the Borrower under this Agreement in respect of any payment under any Letter of Credit and any Unreimbursed Drawing shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

          (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto or to such Letter of Credit;

          (b) any amendment or waiver of, or any consent to departure from, all or any of the Loan Documents;

          (c) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or by such Letter of Credit, or any unrelated transaction;

          (d) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (e) payment in good faith by any Issuing Bank under the Letter of Credit issued by such Issuing Bank against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

          (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     Section 3.06. Liability of Issuing Banks and the Banks. As among the Borrower, the Agent, the Banks and the Issuing Banks, the Borrower assumes all risks of the acts and omissions of any beneficiary or transferee of any Letter of Credit. Neither the Issuing Bank that has issued such Letter of Credit, the Agent, the Banks nor any of their respective officers, directors, employees, agents or Affiliates shall be liable or responsible for (a) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to makepayment under such Letter of Credit, except that, notwithstanding anything contained herein to the contrary, the Borrower shall have the right to bring suit against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower and any Bank, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower or such Bank which the Borrower or such Bank proves were caused by such Issuing Bank's willful misconduct or gross negligence, including such Issuing Bank's willful failure to make timely payment under such Letter of Credit following the presentation to it by the beneficiary thereof of a draft and accompanying certificate(s) which strictly comply with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any Issuing Bank may accept sight drafts and accompanying certificates presented under the Letter of Credit issued by such Issuing Bank that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Notwithstanding the foregoing, no Bank (other than the applicable Issuing Bank) shall be obligated to indemnify the Borrower for damages caused by such Issuing Bank's willful misconduct or gross negligence, and the obligation of the Borrower to reimburse the Banks hereunder shall be absolute and unconditional, notwithstanding the gross negligence or willful misconduct of any Issuing Bank.

                                   ARTICLE 4

                       CONDITIONS TO EXTENSIONS OF CREDIT

     Section 4.01. Conditions to the Initial Extension of Credit. The obligation of each Bank and Issuing Bank to make its initial Extension of Credit is subject to the determination of each Bank and Issuing Bank, in their sole and absolute discretion, that each of the following conditions has been fulfilled:

     (a) The Agent shall have received, on or before the day of the initial Extension of Credit, the following, each dated such day (except as otherwise specified below), in form and substance satisfactory to each Bank (except where otherwise specified below) and (except for the Notes) in sufficient copies for each Bank:

          (i) This Agreement, duly executed by the Borrower, each Bank, Union Bank, in its capacity as an Issuing Bank, and the Agent.

          (ii) The Pledge Agreement, duly executed by the Borrower, together with:

          (A) acknowledgment copies, dated on or before the date of the initial Extension of Credit, of proper Financing Statements (Form UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the Liens created by the Pledge Agreement;

          (B) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports satisfactory to the Agent, dated on or before the Agreement Date and listing the Financing Statements referred to in paragraph (A) above (or, if such Financing Statements are not so listed, other evidence satisfactory to the Agent that the same shall have been duly filed), and all other effective financing statements that name the Borrower (under its present name and any previous name) as debtor and that are filed in the jurisdictions referred to in said paragraph (A), together with copies of such other financing statements (none of which shall cover the collateral purported to be covered by the Pledge Agreement);

          (C) certificates evidencing all limited liability company membership interests included in the Collateral, accompanied by irrevocable stock powers, executed in blank; and

          (D) evidence of the completion of all other recordings and filings, and all other actions, as may be necessary or, in the opinion of the Agent, desirable to perfect the Liens created by the Pledge Agreement.

     (iii) An Issuing Bank Agreement, duly executed by the Borrower and Union Bank, in form and substance satisfactory to the Agent.

     (iv) The Guaranty, duly executed by AES.

     (v) The Agent's Fee Letter, duly executed by the Borrower, in form and substance satisfactory to the Agent.

     (vi) The amended and restated Depositary Agreement, in substantially the form of Exhibit D, duly executed by each of the parties thereto.

     (vii) An amendment to each of the Participation Agreements and Appendix A thereto, in substantially the form of Exhibit F, duly executed by each of the parties thereto.

     (viii) Certified copies of the resolutions of the Board of Directors (or comparable governing body) of AES NY authorizing the Borrower to enter into each of the Loan Documents to which it is, or is to be, a party, and of all documents evidencing other necessary action (partnership, limited liability company or otherwise) and Governmental Approvals, if any, with respect to such Loan Documents.

     (ix) A certificate of AES NY certifying the names, true signatures and incumbency of the officers of AES NY authorized to sign the Loan Documents to which the Borrower is, or is to be, a party, and the other documents to be delivered hereunder and thereunder.

     (x) A certificate of AES certifying the names, true signatures and incumbency of the officers of AES authorized to sign the Guaranty, and any other documents to be delivered thereunder.

     (xi) Copies of the certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement, certificate of incorporation, by-laws or comparable organizational documents of the Borrower, AES and each AEE

Entity, together with all amendments thereto, in each case certified in a manner satisfactory to the Agent.

     (xii) Certified copies of each of the executed Operative Documents referred to in Section 4.1 of each of the Participation Agreements (other than the Tax Indemnity Agreement).

     (xiii) Good standing certificates in respect of the Borrower and each AEE Entity (other than AES NY3) from its jurisdiction of organization and each jurisdiction in which it is qualified to do business as a foreign corporation, limited liability company or partnership,as the case may be, and a good standing certificate in respect of AES from its jurisdiction of incorporation, in each case dated no earlier than 10 days prior to the Agreement Date.

     (xiv) the Notes payable to the order of each Bank, duly executed by the Borrower.

     (xv) Favorable opinions of:

          (A) Chadbourne & Parke LLP, special New York counsel to the Borrower, AES NY and AES, in substantially the form of Schedule 4.01(a)(xv)(A);

          (B) Joseph C. Brandt, Esq., counsel to the Borrower, AES NY and AES, in substantially the form of Schedule 4.01(a)(xv)(B); and

          (C) Hughes Hubbard & Reed LLP, counsel to the Agent, in substantially the form of Schedule 4.01(a)(xv)(C).

          (xvi) Such other approvals, reports (including reports of any consultants deemed necessary or desirable by the Agent), opinions and documents as the Agent may reasonably request.

     (b) The Agent shall have received satisfactory evidence that the Existing Credit Facility has been irrevocably terminated, all amounts payable pursuant thereto have been paid in full, and all Liens securing the Existing Credit Facility have been released.

     (c) The following statements shall be true and the Agent shall have received a certificate of the Borrower, dated the Closing Date and in sufficient copies for each Bank, stating that:

          (i)  the representations and warranties set forth in Article 5 and
     Section 7.02 of this Agreement and Section 2.01 of the Pledge Agreement are true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date, and

          (ii) no Default has occurred and is continuing, both before and after giving effect to the transactions contemplated by the Loan Documents.

     (d) The following statement shall be true and the Agent shall have received a certificate of AES, dated the Closing Date and in sufficient copies for each Bank, stating that: the representations and warranties set forth in Section 5 of the Guaranty are true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

     (e) All fees payable on or prior to the requested date of such Extension of Credit pursuant to Section 2.08 of this Agreement or any other Loan Document, and all amounts payable pursuant to Section 11.02 of this Agreement for which invoices have been delivered to the Borrower on or prior to such date, shall have been paid in full or arrangements satisfactory to the Agent shall have been made to cause them to be paid in full concurrently with the disbursement of the proceeds of the Loans to be made on such date.

     (f) All Governmental Approvals necessary in connection with the Loan Documents and the transactions contemplated thereby shall have been obtained and be in full force and effect. All third party approvals necessary or, in the judgment of the Agent, advisable in connection with the Loan Documents and the transactions contemplated thereby shall have been obtained and be in full force and effect. All such Governmental Approvals and third party approvals, if any, shall be in form and substance satisfactory to the Agent and the Banks.

     Section 4.02. Conditions to Each Extension of Credit. The obligation of each Bank or Issuing Bank, as the case may be, to make an Extension of Credit (including the initial Extension of Credit) is subject to the determination of such Bank or Issuing Bank (as the case may be) in its sole and absolute discretion, that each of the following conditions has been fulfilled:

     (a) In the case of any Extension of Credit consisting of Loans, (i) the Agent shall have received a Funding Date Certificate complying with the requirements of the Depositary Agreement setting forth the amounts to be applied or transferred pursuant to Section 3.1(b) of the Depositary Agreement, and (ii) after giving effect to such applications or transfers, including, but not limited to, the Loans to be made on the Funding Date referred to therein, the amounts remaining in the Revenue Account, the Operating Account and each bank account of the Borrower or any Subsidiary or otherwise then available to the Borrower or any Subsidiary for payment of Operating and Maintenance Costs, other than pursuant to Section 3.13 of the Depositary Agreement (collectively, "Available Amounts"), would, in the aggregate, be less than $10 million; provided, that the sum of (A) the aggregate amount transferred to the Operating Account with respect to any Rent Payment Period (including sums properly withdrawn therefrom during such Rent Payment Period to pay Operating and Maintenance Costs), (B) Available Amounts prior to giving effect to such Loans plus (C) the aggregate principal amount of such Loans, does not exceed the sum of (1) 125% of the amount set forth in the Annual Operating Budget for such Rent Payment Period plus (2) fuel costs payable for such Rent Payment Period;

     (b) the Agent shall have received (i) if such Extension of Credit consists of Loans, a notice of borrowing, for the Funding Date referred to in subsection
(a) above, with respect to such Loans complying with the requirements of Section 2.02, and/or (ii) in the case of any other Extension of Credit, a Request for Issuance that complieswith the requirements of Section 3.02(a);

     (c) each Loan Document Representation and Warranty shall be true and correct at and as of the time such Extension of Credit is to be made, both with and without giving effect to such Extension of Credit and all other Extensions of Credit to be made at such time and to the application of the proceeds thereof;

     (d) no Default shall have occurred and be continuing at the time such Extension of Credit is to be made or would result from the making of such Extension of Credit and all other Extensions of Credit to be made at such time or from the application of the proceeds thereof;

     (e) such Bank or Issuing Bank (as the case may be) shall have received such Information as it may have requested pursuant to Section 7.01(f); and

     (f) such Extension of Credit will not contravene any Applicable Law applicable to such Bank.

     Except to the extent that the Borrower shall have disclosed in the notice of borrowing or Request for Issuance (as the case may be), or in a subsequent notice given to the Agent, the Banks and the Issuing Banks prior to 5:00 p.m. on the Business Day before the requested date for the making of the requested Extension of Credit, that a condition specified in clause (c) or (d) above will not be fulfilled as of the requested time forthe making of such Extension of Credit, the Borrower shall be deemed to have made a Representation and Warranty as of the time of the making of such Extension of Credit that the conditions specified in such clauses have been fulfilled as of such time. No such disclosure by the Borrower that a condition specified in clause (c) or (d) above will not be fulfilled as of the requested time for the making of the requested Extension of Credit shall affect the right of each Bank or Issuing Bank (as the case may be) to not make the Extension of Credit requested to be made by it if, in such Bank's or Issuing Bank's determination, such condition has not been fulfilled at such time.

     Section 4.03. Determinations Under Section 4.01. For purposes of determining compliance with the conditions specified in Section 4.01, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Banks unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Bank prior to the date of the initial Extension of Credit specifying its objection thereto.

     Section 4.04. Reliance on Certificates. The Banks, the Issuing Banks and the Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of AES NY (in its capacity as general partner of the Borrower) as to the names, incumbency, authority and signatures of the respective persons named therein until such time as the Agent may receive a replacement certificate, in form acceptable to the Agent, from an officer of AES NY (in its capacity as general partner of the Borrower) identified to the Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of AES NY thereafter authorized to act on behalf of the Borrower and AES NY (in its capacity as general partner of the Borrower).

                                    ARTICLE 5

                     CERTAIN REPRESENTATIONS AND WARRANTIES

     In order to induce each Bank and Issuing Bank to enter into this Agreement and to make each Extension of Credit requested to be made by it, the Borrower represents and warrants as follows:

     Section 5.01. Due Organization, Etc. The Borrower is a limited partnership duly formed, validly existing, and in good standing under the laws of the State of Delaware, is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to result in (a) a Material Adverse Effect or (b) a Materially Adverse Effect on (i) AES NY, (ii) the Borrower and the AEE Subsidiaries taken as a whole, (iii) any Loan Document or (iv) the Collateral, and has the partnership power and authority to own, or hold under lease, its assets and properties, conduct its business as now conducted and as presently proposed to be conducted and enter into and perform its obligations under this Agreement and the other Loan Documents and the Operative Documents towhich it is or will be a party. The sole general partner of the Borrower is AES NY. The sole limited partner of the Borrower is AES NY2. Each of AES NY, AES NY2 and the AEE Subsidiaries is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to result in (A) a Material Adverse Effect or (B) a Materially Adverse Effect on (1) AES NY, (2) the Borrower and the AEE Subsidiaries taken as a whole, (3) any Loan Document or (4) the Collateral, and has all requisite power and authority to own, or hold under lease, its assets and properties and conduct its business as now conducted and as presently proposed to be conducted.

     Section 5.02. Loan Documents: Authorization; Enforceability; Required Consents; Absence of Conflicts. The Borrower has the power, and has taken all necessary action to authorize it, to execute, deliver and perform in accordance with their respective terms the Loan Documents and to request and receive Extensions of Credit in an aggregate amount equal to the unused amount of the Commitments. This Agreement has been, and each of the other Loan Documents when delivered to the Agent will have been, duly executed and delivered by the Borrower and is, or when so delivered will be, a legal, valid and binding agreement of the Borrower, assuming the due authorization, execution and delivery by each other party thereto, enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity. The execution, delivery and performance in accordance with their respective terms by the Borrower of the Loan Documents, and each Extension of Credit made hereunder, whether or not in the amount of the unused Commitments, do not and (absent any change in any Applicable Law or applicable Contract) will not (a) require any Governmental Approval or any other consent or approval, including any consent or approval of any partner of the Borrower or any member of any AEE Entity, to have been obtainedor any Governmental Registration to have been made, other than Governmental Approvals and other consents and approvals and Governmental Registrations that have been obtained or made, as the case may be, are final and not subject to review on appeal or to collateral attack, and are in full force and effect, except that the "Order Clarifying Prior Order", Case 01-E-0357, issued April 4, 2001 by the New York State Public Service Commission, is subject to an appeal period of four months from the date of such order, or (b) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien (other than Permitted Liens described in Section 6.05(a)) upon any assets of the Borrower or any AEE Entity under (i) any Contract to which the Borrower or any AEE Entity is a party or by which the Borrower or any AEE Entity or any of their respective properties may be bound, or (ii) any Applicable Law that could reasonably be expected to have a Materially Adverse Effect on (x) any Loan Document or (y) the Collateral.

     Section 5.03. Operative Documents: Due Authorization, Enforceability, Etc. The execution, delivery and performance of each of the Operative Documents to which it is or will be a party and the compliance by it with the terms and provisions thereof have been duly authorized by all necessary action of each of the Borrower and the AEE Entities, as applicable, and such action does not and will not require any further action, consent or approval by any trustee or holder of any Indebtedness of the Borrower or such AEE Entities, as applicable. Each of the Operative Documents to which it is or will be a party has been duly executed and delivered by each of the Borrower and the AEE Entities, as applicable. Assuming the due authorization, execution and delivery by each other party thereto, the Operative Documents to which the Borrower or any AEE Entity is or will be a party constitute the legal, valid and binding obligations of the Borrower or such AEE Entity, as applicable, enforceable against the Borrower or such AEE Entity, as applicable, in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     Section 5.04. Operative Documents: No Conflicts. The execution, delivery and performance by each of the Borrower and the AEE Entities, as applicable, of each of the Operative Documents to which it is or will be a party, the consummation by the Borrower and such AEE Entities of the transactions contemplated thereby, and compliance by the Borrower and such AEE Entities with the terms and provisions thereof, do not and will not (i) conflict with or result in any breach of anyagreement to which the Borrower or any AEE Entity is a party (including any Material Agreement), (ii) conflict with any Applicable Law which could reasonably be expected to result in a Material Adverse Effect,
(iii) conflict with the partnership agreementof the Borrower or the organizational documentation of any AEE Entity or (iv) result in the creation of any Lien (except Permitted Liens) upon any of the property or assets of the Borrower and such AEE Entities pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or any other agreement, contract or instrument to which the Borrower or such AEE Entity is a party or by which any of their respective property or assets are bound.

     Section 5.05. Operative Documents: Governmental Actions. Except for such Governmental Approvals as have been validly issued, are in full force and effect and are non-appealable and the "Order Clarifying Prior Order", Case 01-E-0357, issued April 4, 2001 by the New York State Public Service Commission (which order has been validly issued and is in full force and effect but is subject to an appeal period of four months from the date of such order) ("Existing Governmental Approvals"), and except as specifically disclosed in Schedule 5.15, no Governmental Approval is required to be obtained in the name of the Borrower or any AEE

Entity or the Owner Trust in connection with (i) the ownership, operation and maintenance of the Facility, the Related Facility and the Additional Facilities,
(ii) the execution, delivery and performance by the Borrower of the Operative Documents to which it is or will be a party, or (iii) the leasing of the Undivided Interest, except such Governmental Approvals (A) as may be required by Applicable Law not now in effect, (B) as may be required in consequence of any transfer of ownership of the Undivided Interest by the Owner Trust, (C) as would be required by Applicable Law upon termination or expiration of the Lease in connection with taking possession of an interest in any assets of the Borrower in accordance with the Support Agreements or any part thereof or the property purported to be covered by the Site Lease, (D) as may be required by Applicable Law if, after termination or expiration of the Lease, the Borrower or any other Person should provide transmission services for the Owner Trust, (E) as may be required in consequence of any exercise of remedies or other rights by any such Person in connection with taking possession of an interest in the Facility or the property purported to be covered by the Site Lease, or (F) required as filings pursuant to the terms of a Governmental Approval (which filings the Borrower agrees to make promptly when required) and other types of routine operating plans and filings required under Applicable Law. Except as specifically disclosed in Schedule 5.05 or Schedule 5.15, all of the Existing Governmental Approvals have been validly issued, are in full force and effect and are non-appealable (except that the "Order Clarifying Prior Order", Case 01-E-0357, issued April 4, 2001 by the New York State Public Service Commission, is subject to an appeal period of four months from the date of such order), and there is no proceeding pending or, to the Actual Knowledge of the Borrower, threatened, which seeks to, or which may reasonably be expected to, rescind, terminate, modify, condition, suspend or otherwise alter any such Governmental Approval (except as are necessary for the transfer or reissuance of such Governmental Approvals to the Borrower or any AEE Entity). Except as specifically disclosed in Schedule 5.15, each of the Borrower and the AEE Entities has obtained and is in compliance with all Governmental Approvals required to be obtained by it as of the date hereof unless the failure to obtain such approvals or such non-compliance therewith, individually or in the aggregate, could not reasonably be expected to result in (a) a Material Adverse Effect or (b) a Materially Adverse Effect on (i) AES NY, (ii) the Borrower and the AEE Subsidiaries taken as a whole, (iii) any Loan Document or (iv) the Collateral.

     Section 5.06.   Litigation. (a) Except as specifically disclosed in
Schedule 5.06 or Schedule 5.15, there is no pending or, to the Actual Knowledge of the Borrower, threatened action, suit, investigation or proceeding at law orin equity by or before any Governmental Entity, against or affecting the Borrower or any property or other assets or rights of the Borrower or with respect to any Operative Document, the Undivided Interest, the Ground Interest, the Facility, the FacilitySite, or any of the other Assigned Assets that, individually or in the aggregate, if determined adversely could reasonably be expected to result in a Material Adverse Effect.

     (b) Except as specifically disclosed in Schedule 5.06 or Schedule 5.15, there are not, in any court or before any arbitrator of any kind or before or by any governmental or nongovernmental body, any actions, suits, investigations or proceedings pending or, to the Actual Knowledge of the Borrower or any AEE Entity, threatened (nor to the Actual Knowledge of the Borrower or any AEE Entity is there any substantial basis therefor) against or in any other way relating to or affecting (a) the Borrower or any AEE Entity or any of their respective businesses or properties, (b) any Loan Document or(c) the Collateral, except actions, suits, investigations or proceedings that, if adversely determined, would not, singly or in the aggregate, have a Materially Adverse Effect on (i) AES NY, (ii) the Borrower and the AEE Subsidiaries taken as a whole, (iii) any Loan Document or (iv) the Collateral.

     Section 5.07. No Defaults. Neither the Borrower nor any AEE Entity is in default, and no condition exists that with notice or lapse of time or both would constitute a default, under any of the Operative Documents. Neither the Borrower nor any AEE Entity is in default under, and neither the Borrower nor any AEE Entity, to its Actual Knowledge, is aware of a default by any other party to, any Material Agreement in any such case where any such default, individually or in the aggregate, could reasonably be expected to result in (a) a Material Adverse Effect or (b) a Materially Adverse Effect on (i) AES NY, (ii) the Borrower and the AEE Subsidiaries taken as a whole, (iii) any Loan Document or
(iv) the Collateral.

     Section 5.08. Liens. (a) The Borrower has good record and marketable fee title in the Facility Site and the Related Facility Site, in each case free and clear of all Liens other than Permitted Liens.

     (b) Good and marketable fee simple title to the Undivided Interest has been duly, validly and effectively conveyed and transferred to the Owner Trust, free and clear of all Liens other than Permitted Liens. A good and valid leasehold interest in the Ground Interest has been duly, validly and effectively granted to the Owner Trust upon the terms and conditions in the Site Lease, free and clear of all Liens other than Permitted Liens. A good and valid easement estate in the Easements has been duly, validly and effectively granted to the Owner Trust upon the terms and conditions in theSite Lease, free and clear of all Liens other than Permitted Liens.

     (c) None of the Permitted Liens shall materially interfere with the use, operation or possession of the Facility (as contemplated by the Operative Documents) or the use of or exercise by the Owner Trust of its rights under the Site Lease with respect to the Facility or the Facility Site.

     Section 5.09. Regulatory Status/Utility Regulation. Each of the Borrower and AEE2 is an "Exempt Wholesale Generator" as such term is defined in Section 32 of PUHCA. Neither the Borrower nor any of the AEE Entities is (a) regulated as a "public utility company", or a "holding company", a "subsidiary company" or an "affiliate", in each case, of either a "holding company" or a "public utility company", as such terms are defined in PUHCA, or (b) except as described in
Schedule 5.09, subject to any electric utility regulation under New York law. To the Actual Knowledge of the Borrower, none of the Owner Trust, the Owner Participant, the Agent, the Banks, the Issuing Banks, any Certificateholder nor any of their respective Affiliates is nor, solely by virtue of the execution, delivery or performance of, or the consummation of the transactions contemplated by, the Loan Documents or the Lease Financing (and in the case of the OwnerParticipant and the Owner Trust, assuming that the representations and warranties of the Owner Participant and the Owner Trust set forth in the Participation Agreement are true and correct at all times), will be regulated as a "public utility company," or a "holding company," a "subsidiary company" or an "affiliate," in each case, of either a "holding company" or a "public utility company," as such terms are defined in PUHCA nor subject to any electric utility regulation under New York law; provided, however, that the exercise of rights or enforcement of remedies under the Operative Documents or the Loan Documents, as the case may be, by any of the Owner Trust, the Owner Participant, the Agent, the Banks, the Issuing Banks, any Certificateholder or any of their respective Affiliates, that results in such party taking ownership of, or operating control over, the Borrower, any AEE Entity, the Facilities or the Additional Facilities, may result in such party being regulated as a "public utility company," or a "holding company," a "subsidiary company" or an "affiliate," in each case, of either a "holding company" or a "public utility company," as such terms are defined in PUHCA, or may result in such party being subject to electric utility regulation under New York law. Neither the Borrower nor any AEE Entity is subject to electric rate regulation under New York law.

     Section 5.10. Investment Company Act. Neither the Borrower nor any AEE Entity is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

     Section 5.11. Compliance With Laws. Each of the Borrower and the AEE Entities are in compliance with all Applicable Laws, including, without limitation, all Environmental Laws, and none of such parties has received any written notice from any Governmental Entity of non-compliance with the need to perform any work, make repairs or make any capital improvements in order to comply with, or the imposition or threat of the imposition of penalties under, Applicable Law, except as specified on Schedule 5.06, Schedule 5.13 or Schedule
5.15 hereto and otherwise, in the case of any Applicable Law, where such non-compliance is the subject of appropriate proceedings and could not reasonably be expected to result in (i) a Material Adverse Effect or (ii) a Materially Adverse Effect on (A) AES NY, (B) the Borrower and the AEE Subsidiaries taken as a whole, (C) any Loan Document or (D) the Collateral.

     Section 5.12. Taxes. Each of the Borrower and the AEE Entities has filed, or caused to be filed, all tax and information returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by such Person, to the extent the same have become due and payable, other than taxes the payment of which is being contested by appropriate proceedings, in accordance with Section 5.7 of the Participation Agreement, and the Borrower has no Actual Knowledge of any actual or proposed deficiency or additional assessmentin connection therewith which, either individually or in the aggregate, could reasonably be expected to result in (i) a Material Adverse Effect or (ii) a Materially Adverse Effect on (A) AES NY, (B) the Borrower and the AEE Subsidiaries taken as a whole, (C) any Loan Document or (D) the Collateral.

     Section 5.13.   ERISA. Except as specifically disclosed in Schedule 5.13:

     (a) Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all projected benefit obligations under each Single Employer Plan (based on those assumptions used to fund such Plans set forth in the most recent actuarial valuation for such Plans) did not, as of the last annual valuation date set forth in such actuarial valuation prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such projected benefit obligations. Neither the Borrower nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate would become subject to any liability under ERISA if the Borrower or any such ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. Each of the representations and warranties set forth in this Section 5.13(a) is made subject to the qualification that any inaccuracy thereof has not resulted in and could not reasonably be expected to result in a Materially Adverse Effect on (i) AES NY, (ii) the Borrower and the AEE Subsidiaries taken as a whole, (iii) any Loan Document or (iv) the Collateral.

     (b) The Borrower is not (i) a plan described in Section 3(3) of ERISA or
Section 4975 of the Code or (ii) a "foreign person" as defined in Section 1445 of the Code.

     (c) Assuming the correctness of the representations contained in Sections 3.2, 3.3. 3.4 and 3.5 of the Participation Agreement and of the Certificateholders in the Certificates, the Lease Financing did not constitute a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code (or in the case of a governmental plan or church plan (each as defined in ERISA) any substantially similar federal, state or local law).

     Section 5.14. Adequate Rights. (a) To the Actual Knowledge of the Borrower, in all material respects, (i) the rights and interests made available to the Owner Trust pursuant to the Support Agreements and the other Operative Documents, together with (ii) all materials, supplies and services, including, but not limited to, all natural gas, electrical, telephone, water, sanitary waste disposal, ash disposal, rail, coal supply, septic or water treatment system or services and all other utility services necessary for the present use, operation and maintenance of the Facility (currently available at the Facility, which to the Actual Knowledge of the Borrower are connected under valid permits and in working order, in all material respects) permit on a commercially practicablebasis as of the date hereof (A) the occupation, maintenance and repair of the Facility and the Facility Site, (B) the use, operation, leasing and possession of the Facility and the Facility Site, (C) the use, operation, leasing, possession, maintenance, replacement, renewal and repair of all alterations, modifications, additions, accessions, improvements, appurtenances, replacements and substitutions thereof and thereto, subject to the provisions of the Operative Documents, (D) appropriate ingress to and egress from the Facility for any reasonable purpose in connection with the operation, maintenance and use of the Facility, including, without limitation, access to dedicated public roads and all other material roads, easements, servitude, rights-of-way and other rights of ingress and egress as are necessary for the present operation, maintenance and use of the Facility, (E) the procurement of other rights and services necessary or appropriate to utilize the Facility in a commercial manner, (F) transmission services from the Facility sufficient to enable the sale of the output of the Facility, and (G) the operation of the Facility as an independent unit.

     (b) To the Actual Knowledge of the Borrower, in all material respects (i) the electrical, plumbing, heating, drainage, air conditioning, ventilation and other mechanical and electrical systems on and in the Facility are in good working order and repair and are adequate in quantity and quality for present operation of the Facility by the Borrower under the Lease; and (ii) the Facility is otherwise in safe condition and there are no structural or other patent defects in the roofs, and other structural portions of the Facility, including walls, pillars, supporting columns and foundations.

     (c) To the Actual Knowledge of theBorrower, other than Permitted Liens, the use of the Facility does not in any material respect depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained for its present use, and all material building, construction and use related permits, approvals and consents necessary for such use have been issued and are in full force and effect; provided, that no representation is made herein regarding zoning ordinances or regulations.

     (d) To the Actual Knowledge of the Borrower, no default or breach exists under any covenant, condition, restriction, right-of-way, easement or other agreement affecting all or any portion of the Facility which is to be performed or complied with by the owner or occupant of all or any portion of the Facility the nonperformance of which could reasonably be expected to result in (i) a Material Adverse Effect or (ii) a Materially Adverse Effect on (A) AES NY, (B) the Borrower and the AEE Subsidiaries taken as a whole, (C) any Loan Document or
(D) the Collateral.

     (e) To the Actual Knowledge of the Borrower, there are no subleases, rental agreements or other agreements conferring on any Person other than the Borrower the right to use or occupy all or any portion of the Facility or the Facility Site except those, if any, reflected in the Title Policies.

     (f) To the Actual Knowledge of the Borrower, there are no public improvements pending or intended that would result in any charge or special assessment against the Facility, except those, if any, reflected in the Title Policies. To the Actual Knowledge of the Borrower, the Facility is not subject to any material utility "tap-in" fees, except those, if any, reflected in the Title Policies.

     Section 5.15. Environmental Matters. (a) Except as specifically disclosed in Schedule 5.15 or except as would not have (i) a Material Adverse Effect or
(ii) a Materially Adverse Effect on (A) AES NY, (B) the Borrower and the AEE Subsidiaries taken as a whole, (C) any Loan Document or (D) the Collateral, neither the Borrower, nor any AEE Entity, nor, to the Actual Knowledge of the Borrower, NYSEG or NGE has received from any Governmental Entity any written notice, letter, citation, order, warning, complaint, inquiry, claim or demand that: (1) there has been a release, or there is a threat of release, of any Hazardous Substance in, on, under or from the Facility or the Facility Site except for releases authorized under or in compliance with Applicable Laws, including Environmental Laws; (2) the Borrower, NYSEG or NGE have or has any liability for the costs of cleaning up, remedying or responding to a release of any Hazardous Substance pertaining to the Facility or the Facility Site; or (3) either the Facility or the Facility Site is subject to a Lien in favor of any Governmental Entity in response to a release of any Hazardous Substance.

     (b) Except as specifically disclosed in Schedule 5.15 or except as would not have (i) a Material Adverse Effect or (ii) a Materially Adverse Effect on
(A) AES NY, (B) the Borrower
and the AEE Subsidiaries taken as a whole, (C) any Loan Document or (D) the Collateral, the Borrower and, to the Actual Knowledge of the Borrower, each of NYSEG and NGE have taken, or are taking, all required or necessary response actions, including any removal or remedial or other response action, in respect of any release, emission, discharge or disposal, or threat of release, discharge, disposal or emission of any Hazardous Substance, in, on, under or from the Facility or the Facility Site, so as to be in compliance with all Applicable Laws, including Environmental Laws.

     (c) To the Actual Knowledge of the Borrower, except as specifically disclosed in Schedule 5.15 or except as would not have (i) a Material Adverse Effect or (ii) a Materially Adverse Effect on (A) AES NY, (B) the Borrower and the AEE Subsidiaries taken as a whole, (C) any Loan Document or (D) the
Collateral:

          (1) the Facility and the Facility Site and the ownership, use, maintenance, modification and operation of the Facility and the Facility Site are now in compliance with applicable Environmental Laws in all material respects;

          (2) the disposal of all Hazardous Substances generated, maintained, produced, manufactured, processed, distributed, used, treated, managed, stored, contained, recycled, transported or handled on, to, at or from the Facility or the Facility Site has been performed in compliance with applicable Environmental Laws;

          (3) no Hazardous Substances are located in, on, at or under the Facility or the Facility Site, except to the extent incidental to the current use of the Facility or the Facility Site, and the Borrower and, to the Actual Knowledge of the Borrower, each of NYSEG and NGE has not and is not currently maintaining, producing, manufacturing, processing, distributing, handling, treating, managing, containing, recycling, transporting, releasing, emitting, discharging, depositing, generating, storing, disposing of or creating any Hazardous Substances in its ownership, alteration, modification, construction, use, operation or maintenance of the Facility or the Facility Site other than in compliance with applicable Environmental Laws;

          (4) there are no Environmental Conditions with respect to the Facility or the Facility Site;

          (5) no Hazardous Substances have been released at, to, under, about or from the Facility or the Facility Site other than in compliance with all Environmental Laws;

          (6) there are no underground storage tanks, treatment tanks, sumps, water, gas or oil wells, or associated piping located at on or under any of the Facility or the Facility Site, in each case that are leaking;

          (7) (x) there is no friable asbestos or urea formaldehyde insulation contained in, forming any part of, or contaminating any part of the Facility or the Facility Site, and (y) no polychlorinated biphenyls (PCBs) are used, stored, located at or contaminate any part of the Facility or the Facility Site; and

          (8) no Lien has attached to the Facility by reason of any Environmental Condition.

     (d) To the Actual Knowledge of the Borrower, there are no Environmental Conditions with respect to the Facility or the Facility Site that would reasonably be likely to result in the temporary or permanent shutdown of, or cessation of operations at, the Facility.

     Section 5.16. Subsidiaries. The Borrower is the record and beneficial owner of 100% of the limited liability company membership interests and other Capital Securities (if any) of AEE2, AES Cayuga and AES Somerset. AEE2 is the record and beneficial owner of 100% of the limited liability company membership interests and other Capital Securities (if any) of AES Westover, L.L.C. and AES Greenidge, L.L.C. As of the Agreement Date, the Borrower has no Subsidiaries other than AEE2, AES Cayuga, AES Somerset, AES Westover, L.L.C. and AES Greenidge, L.L.C.

     Section 5.17. Property. Each of the Borrower and the AEE Entities has good and marketable title to and possession of, or a good and valid leasehold interest in, the Assigned Assets (and the Borrower has good and marketable fee simple title to the Facility Site and AEE2 has good and marketable fee simple title to the Additional Facilities) free and clear of all Liens (except Permitted Liens), including all intellectual property or rights to use intellectual property and other rights required for the conduct of its respective business, but only to the extent such intellectual property and other rights are required and the failure to obtain such property could reasonably be expected to result in (i) a Material Adverse Effect or (ii) a Materially Adverse Effect on (A) AES NY, (B) the Borrower and the AEE Subsidiaries taken as a whole, (C) any Loan Document or (D) the Collateral. The Borrower is not a party to any contract or agreement to sell any interest in the Facility other than pursuant to the Operative Documents and the operative documents executed in connectionwith the lease financings contemplated by the Other Leases. AEE2 is not a party to any contract or agreement to sell any interest in the Additional Facilities.

     Section 5.18. No Event of Loss. No Event of Loss has occurred, and, to the Actual Knowledge of the Borrower, no event giving rise to an Event of Loss is threatened, in each case with the respect to the Facility.

     Section 5.19. AEE2 Liens. (a) AEE2 has good record and marketable fee title in each of the Additional Facilities, in each case free and clear of all Liens other than Permitted Liens.

     (b) None of the Permitted Liens will materially interfere with the use, operation or possession of the Additional Facilities.

     Section 5.20. AEE2 Adequate Rights. (a) AEE2 is able to obtain all materials, supplies and services, including,but not limited to, all natural gas, electrical, telephone, water, sanitary waste disposal, ash disposal, rail, coal supply, septic or water treatment system or services and all other utility services necessary for the present use, operation and maintenance of the Additional Facilities (and, to the Actual Knowledge of the Borrower and the AEE Entities, all such services are currently available and are connected under valid permits and in working order, in all material respects) so as to permit on a commercially practicable basis (i) the occupation, maintenance and repair of the Additional Facilities, (ii) the use, operation, leasing and possession of the Additional Facilities, (iii) the use, operation, leasing, possession, maintenance, replacement, renewal and repair of all alterations, modifications, additions, accessions, improvements, appurtenances, replacements and substitutions thereof and thereto, (iv) appropriate ingress to and egress from the Additional Facilities for any reasonable purpose in connection with the exercise of rights under AEE2's interest in the Additional Facilities, including, without limitation, access to dedicated public roads and to the Actual Knowledge of the Borrower and the AEE2 Entities, all other material roads, easements, servitude, rights-of-way and other rights of ingress and egress as are necessary for the present operation, maintenance and use of the Additional Facilities, (v) the procurement of other rights and services necessary or appropriate to utilize the Additional Facilities in a commercial manner, (vi) transmission services from the Additional Facilities sufficient to enable AEE2 to sell the output of the Additional Facilities, and (vii) the operation of the Additional Facilities as independent units.

     (b) To the Actual Knowledge of the Borrower and the AEE2 Entities, in all material respects (i) the electrical, plumbing, heating, drainage, air conditioning, ventilation and other mechanical and electrical systems on and in the Additional Facilities are in good working order and repair and are adequate in quantity and quality for present operation of the Additional Facilities by the AEE2 Entities; and (ii) the Additional Facilities are otherwise in safe condition and there are no structural or other patent defects in the roofs, and other structural portions of the Additional Facilities, including walls, pillars, supporting columns and foundations.

     (c) To the Actual Knowledge of the Borrower and the AEE2 Entities, other than Permitted Liens, the use of the Additional Facilities does not in any material respect depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained for its present use, and all material building, construction and use related permits, approvals and consents necessary for such use have been issued and are in full force and effect; provided, that no representation is made herein regarding zoning ordinances or regulations.

     (d) To the Actual Knowledge of the Borrower and the AEE2 Entities, no default or breach exists under any covenant, condition, restriction, right-of-way, easement or other agreement affecting all or any portion of the Additional Facilities which is to be performed or complied with by the owner or occupant of all or any portion of the Additional Facilities the nonperformance of which could reasonably be expected to result in (i) a Material Adverse Effect or (ii) a Materially Adverse Effect on (A) AES NY, (B) the Borrower and the AEE Subsidiaries taken as a whole, (C) any Loan Document or (D) the Collateral.

     (e) To the Actual Knowledge of the Borrower and the AEE2 Entities, there are no subleases, rental agreements or other agreements conferring on any Person other than the AEE2 Entities the right to use or occupy all or any portion of the Additional Facilities.

     (f) To the Actual Knowledge of the Borrower and the AEE2 Entities, there are no public improvements pending or intended that would result in any charge or special assessment against the Additional Facilities, except those, if any, reflected in the title policies relating to the Additional Facilities.

     Section 5.21. Additional Facilities Environmental Matters. (a) Except as specifically disclosed in Schedule 5.15 or except as would not have (i) a Material Adverse Effect or (ii) a Materially Adverse Effect on (A) AES NY, (B) the Borrower and the AEE Subsidiaries taken as a whole, (C) any Loan Document or
(D) the Collateral, no AEE2 Entity has received from any Governmental Entity any written notice, letter, citation, order, warning, complaint, inquiry, claim ordemand that: (1) there has been a release, or there is a threat of release, of any Hazardous Substance in, on, under or from the Additional Facilities except for releases authorized under or in compliance with Applicable Laws, including Environmental Laws,or any release or releases for which, in the aggregate, no AEE2 Entity has any liability for the costs of cleaning up, remedying or responding to a release of any Hazardous Substance pertaining to the Additional Facilities; (2) any AEE2 Entity has any liability for the costs of cleaning up, remedying or responding to a release of any Hazardous Substance pertaining to the Additional Facilities; or (3) any Additional Facility is subject to a Lien in favor of any Governmental Entity in response to a release of any Hazardous Substance.

     (b) Except for the conditions specifically disclosed in Schedule 5.15 or except as would not have (i) a Material Adverse Effect or (ii) a Materially Adverse Effect on (A) AES NY, (B) the Borrower and the AEE Subsidiaries taken as a whole, (C) any Loan Document or (D) the Collateral, each AEE2 Entity has taken, or is taking, all required or necessary response actions, including any removal or remedial or other response action, in respect of any release, emission, discharge or disposal, or threat of release, discharge, disposal or emission of any Hazardous Substance, in, on, under or from the Additional Facilities, so as to be in compliance with all Applicable Laws, including Environmental Laws.

     (c) To the Actual Knowledge of the Borrower and each AEE2 Entity, except as specifically disclosed in Schedule 5.15 or except as would not have (i) a Material Adverse Effect or (ii) a Materially Adverse Effect on (A) AES NY, (B) the Borrower and the AEE Subsidiaries taken as a whole, (C) any Loan Document or
(D) the Collateral:

          (1) the Additional Facilities and the ownership, use, maintenance, modification and operation of the Additional Facilities are now in compliance with applicable Environmental Laws;

          (2) the disposal of all Hazardous Substances generated, maintained, produced, manufactured, processed, distributed, used, treated, managed, stored, contained, recycled, transported or handled on, to, at or from the Additional Facilities has been performed in compliance with applicable Environmental Laws;

          (3) no Hazardous Substances are located in, on, at or under the Additional Facilities, except to the extent incidental to the current use of the Additional Facilities, and each AEE2 Entity has not and is not currently maintaining, producing, manufacturing, processing, distributing, handling, treating, managing, containing, recycling, transporting, releasing, emitting, discharging, depositing, generating, storing, disposing of or creating any Hazardous Substances in its ownership, alteration, modification, construction, use, operation or maintenance of the Additional Facilities other than in compliance with applicable Environmental Laws;

          (4) there are no Environmental Conditions with respect to the Additional Facilities;

          (5) no Hazardous Substances have been released at, to, under, about or from the Additional Facilities other than in compliance with all Environmental Laws;

          (6) there are no underground storage tanks, treatment tanks, sumps, water, gas or oil wells, or associated piping located at on or under any of the Additional Facilities, in each case that are leaking, other than any such for which, in the aggregate, no AEE2 Entity has any liability for the costs of cleaning up, remedying or responding to a release of any Hazardous Substance pertaining to the Additional Facilities;

          (7) (A) there is no friable asbestos or urea formaldehyde insulation contained in, forming any part of, or contaminating any part of the Additional Facilities, and (B) no polychlorinated biphenyls (PCBs) are used, stored, located at or contaminate any part of the Additional Facilities other than any of the foregoing for which, in the aggregate, no AEE2 Entity has any liability for the costs of cleaning up, remedying or responding to a release of any Hazardous Substance pertaining to the Additional Facilities; and

          (8) no Lien has attached to the Additional Facilities by reason of any Environmental Condition.

     (d) To the Actual Knowledge of the Borrower, there are no Environmental Conditions with respect to any Additional Facility that would reasonably be likely to result in the temporary or permanent shutdown of, or cessation of operations at, such Additional Facility.

     Section 5.22. Burdensome Provisions. Neither the Borrower nor any Subsidiary is a party to or bound by any Contract or Applicable Law, compliance with which could reasonably be expected to have a Materially Adverse Effect on
(a) any Loan Document or (b) the Collateral.

     Section 5.23. No Adverse Change or Event. Except as specifically set forth in Schedule 5.06, Schedule 5.13 or Schedule 5.15, since December 31, 1999, no change in the business, assets, Liabilities, financial condition, results of operations or business prospects of the Borrower or any AEE Entity has occurred, and no event has occurred or failed to occur, that has had or could reasonably be expected to have, either alone or in conjunction with all such other changes, events and failures, a Materially Adverse Effect on (a) AES NY, (b) the Borrower and the AEE Subsidiaries taken as a whole, (c) any Loan Document or (d) the Collateral.

     Section 5.24. Additional Adverse Facts. Except for facts and circumstances disclosed on Schedule 5.06, Schedule 5.13, Schedule 5.15 or
Schedule 5.24, neither the Borrower nor any AEE Entity has Actual Knowledge of any fact or circumstance, as of the Agreement Date, that, either alone or in conjunction with all other such facts and circumstances, has had or could reasonably be expected to have (to the Actual Knowledge of the Borrower or any AEE Entity) a Materially Adverse Effect on (a) AES NY, (b) the Borrower and the AEESubsidiaries taken as whole, (c) any Loan Document or (d) the Collateral. If a fact or circumstance disclosed on such Schedules should in the future have a Materially Adverse Effect on (i) AES NY, (ii) the Borrower and the AEE Subsidiaries taken as a whole, (iii) any Loan Document or (iv) the

Collateral, such Materially Adverse Effect shall be a change or event subject to
Section 5.23 notwithstanding such disclosure.

     Section 5.25. Margin Stock. Following application of the proceeds of each Extension of Credit, not more than 25 percent of the value of the assets of the Borrower will be margin stock (within the meaning of Regulation U). The Borrower is not engaged in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U), and no proceeds of any Loan or any drawing under any Letter of Credit will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock.

     Section 5.26. Title to Properties. The Borrower has good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims(including infringement claims with respect to patents, trademarks, copyrights and the like), other than Permitted Liens. The Borrower has complied in all respects with all obligations under all leases to which it is a party and all such leases are in full force and effect, except, respectively, where a failure to comply or to be in full force and effect could not reasonably be expected to have a Materially Adverse Effect on (a) AES NY, (b) the Borrower and the AEE Subsidiaries taken as a whole, (c) any Loan Document or (d) the Collateral. The Borrower enjoys peaceful and undisturbed possession under all material leases to which it is a party.

     Section 5.27. Insurance. All insurance required by Section 6.03 is in full force and effect and all premiums with respect thereto have been paid (to the extent due and payable).

     Section 5.28. Lien in Collateral. The Pledge Agreement creates a valid and perfected first priority Lien in the Collateral, subject only to Permitted Liens described in Section 6.05(a), and all filings and other actions necessary to perfect and protect such Lien have been taken.

     Section 5.29. Projections. All financial projections of the Borrower and its Subsidiaries previously furnished by or on behalf of the Borrower to the Agent and the Banks are based upon assumptions that the Borrower believed were reasonable at the time such projections were delivered and continues to believe are reasonable, and such projections represent the Borrower's best estimate of future performance by the Borrower and its Subsidiaries.

                                    ARTICLE 6

                                CERTAIN COVENANTS

     From the Agreement Date and until the Repayment Date,

     Section 6.01. Financial Covenants. (a) Tangible Net Worth. The Borrower shall maintain at all times a Tangible Net Worth of at least $395,000,000.

     (b) Coverage Ratio. The Borrower shall maintain, as of the last day of each fiscal quarter (commencing with the fiscal quarter ending March 31, 2001), for the immediately preceding four-consecutive-fiscal quarter period ending on such day, a Coverage Ratio of at least 1.20 to 1.00.

     Section 6.02. Preservation of Existence and Properties, Scope of Business, Compliance with Law, Payment of Taxes and Claims Preservation of Enforceability. The Borrower shall and shall cause each AEE Entity to (a) preserve and maintain its legal existence and all of its other franchises, licenses, rights and privileges, (b) preserve, protect and obtain all Intellectual Property, and preserve and maintain in good repair, working order and condition all other properties,required for the conduct of its business, including the observation of the life extension programs of the Additional Facilities, (c) engage only in businesses in substantially the same fields as the businesses conducted on the Agreement Date, (d) comply with Applicable Law and with all of its obligations under the Operative Documents, (e) pay or discharge when due all Taxes and all Liabilities that are or could reasonably be expected to become Liens on any of its properties and (f) take all action and obtain all consents and Governmental Approvals and make all Governmental Registrations required so that its obligations under the Loan Documents will at all time be legal, valid and binding and enforceable in accordance with their respective terms, except that this Section 6.02 (other than clauses (a), insofar as it requires the Borrower to preserve its legal existence, (c) and (f)) shall not apply in any circumstance where noncompliance, together with all other noncompliances with this Section 6.02, will not have a Materially Adverse Effect on (x) any Loan Document or (y) the Collateral.

     Section 6.03. Insurance. The Borrower shall and shall cause each AEE Entity to maintain insurance with responsible insurance companies against at least such risks and in at least such amounts as is customarily maintained by similar businesses, or as may be required by Applicable Law or reasonably requested by the Required Banks. Insurance against such risks and in at least such amounts as is required from time to time under the Leases shall be deemed to be what is "customarily maintained by similar businesses" for purposes of this Section 6.03 in regards to the Additional Facilities.

     Section 6.04. Use of Proceeds. The Borrower shall and shall cause each AEE2 Entity to use the proceeds of the Loans only to pay Operating and Maintenance Costs. None of the proceeds of any of the Loans or of any drawing under a Letter of Credit shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by any Bank, the Borrower shall complete and sign Part I of a copy of Federal Reserve Form U-1 referred to in Regulation U and deliver such copy to such Bank.

     Section 6.05. Liens. (a) The Borrower shall not, and shall not permit any AEE Subsidiary to, directly or indirectly permit to exist, at any time, any Lien upon any of the AEE Subsidiaries' properties or assets of any character (including the Additional Facilities) or upon any Collateral, in each case whether now owned or hereafter acquired, or upon any income or profits therefrom, except that this Section 6.05(a) shall not apply to (i) Permitted Liens, (ii) any revenues of any AEE Subsidiary required to be deposited into the Revenue Account pursuant to Section 3.1(a) of the Depositary Agreement, or (iii) equitable Liens (if any) in existence on the date hereof, in favor of the Owner Trust, on the assets of AEE2 deemed to be created under the

Operative Documents (as in effect on the date hereof) pursuant to Applicable Law by virtue of AEE2's obligations under the Depositary Agreement and other covenants applicable to AEE2 contained in the Operative Documents (as in effect on the date hereof); provided, however, that for purposes of this Section 6.05(a), clause (e) of the definition "Permitted Liens" contained in Appendix A shall read as follows "(e) Liens created by any Loan Document" and clause (f) of the definition "Permitted Liens" contained in Appendix A shall be omitted.

     (b) The Borrower shall not directly or indirectly permit to exist, at any time, any Lien upon any of the Borrower's properties or assets of any character (other than the Collateral), whether now owned or hereafter acquired, or upon any income or profits therefrom, except that this Section 6.05(b) shall not apply to Permitted Liens; provided, however, that for purposes of this Section 6.05(b), clause (e) of the definition "Permitted Liens" contained in Appendix A shall read as follows "(e) Liens created by any Operative Document or any Other Operative Document, in each case as in effect on the Agreement Date" and clause
(f) of the definition "Permitted Liens" contained in Appendix A shall be omitted.

     Section 6.06. Merger or Consolidation. The Borrower shall not, and shall not permit AES NY or any AEE Subsidiary to, (a) liquidate, wind up or dissolve or (b) consolidate or merge with or into any other Person, unless, in the case of this clause (b), the Borrower shall have provided at least ten (10) Business Days' prior written notice to the Agent, the Banks and the Issuing Banks and, immediately after giving effect to such transaction, (i) no Default shall have occurred and be continuing, (ii) the entity resulting from such consolidation or surviving in such merger shall be (A) in the case of the Borrower, the Borrower,
(B) in the case of AES NY, AES NY, and (C) in the case of any AEE Subsidiary, the Borrower or anysuch AEE Subsidiary, and (iii) the Borrower shall have delivered to the Agent a certificate of a Responsible Officer of the Borrower certifying that the provisions of this Section 6.06(b) have been complied with together with such other documentation as the Agent may reasonably require to determine compliance with this Section 6.06.

     Section 6.07. Disposition of Assets. The Borrower shall not, and shall not permit AEE2 or any other AEE Subsidiary to, sell, lease, license, transfer or otherwise dispose of any asset or any interest therein, or to purchase, lease or acquire property or other assets, to from any Person or Persons in one or a series of transactions, except that the foregoing shall not apply to any of the following: (a) any such transaction in the ordinary course of business of the Borrower or any AEE Subsidiary, (b) any transfer or other disposition of emission allowances or the Additional Land to a third party purchaser, (c) any Permitted Affiliate Transaction that is permitted under Section 6.10, and (d) solely with the prior written consent of the Agent, the Issuing Banks and the Banks, the transfer or other disposition of the Related Facility (at any time when it is owned by the Borrower or any Affiliate thereof, unless acquired by the Borrower or such Affiliate as a result of an "Event of Loss" as defined in the Related Lease) or either of the Additional Facilities.

     Section 6.08. Incurrence of Indebtedness. The Borrower shall not, and shall not permit any AEE Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, other than (a) Indebtedness of any AEE2 Entity referred to in clause (a) of the definition of "Permitted Indebtedness" contained in Appendix A, (b) Indebtedness of the Borrower referred to in clauses

(a) and (f) of the definition of"Permitted Indebtedness" contained in Appendix A, or (c) unsecured Permitted Subordinated Indebtedness.

     Section 6.09. Limitations on Investments. The Borrower shall not permit any AEE2 Entity to make or authorize any loans, advances, purchases of securities or other investmentsother than Permitted Investments as set forth in
Section 3.13 of the Depositary Agreement.

     Section 6.10. Transactions with Affiliates. The Borrower shall not, and shall not permit any AEE Subsidiary to, enter into any transactions with an Affiliate, other than Permitted Affiliate Transactions, without the prior written consent of the Agent and the Required Banks; provided, however, that (i) any Permitted Affiliate Transaction described in clause (a)(iii) of the definition thereof contained in Appendix A shall require the prior written consent of the Agent and the Banks (in the case of the sale of any part of the Assigned Assets constituting all or any part of the Additional Facilities) or the prior written consent of the Agent and the Required Banks (in the case of anysale of any part of the Assigned Assets that does not constitute any part of the Additional Facilities) and (ii) any Permitted Affiliate Transaction described in clause (b)(II)(2)(y) of the definition thereof contained in Appendix A shall require the prior written consent of the Agent and the Required Banks.

     Section 6.11. Subsidiaries. The Borrower shall not permit any AEE2 Entity to create, acquire or permit to exist any Subsidiary of any AEE2 Entity, other than AES Westover, L.L.C. and AES Greenidge, L.L.C.

     Section 6.12. Additional Facilities. The Borrower shall cause each Additional Facility to be maintained and operated to the same maintenance and operating standards as the Borrower is required to maintain and operate the Kintigh Station and Millikin Station under each Lease as in effect as of the date hereof.

     Section 6.13. Payment of Operating and Maintenance Costs. (a) Subject to the terms of the Depositary Agreement, the Borrower shall not apply or cause the transfer of monies in the Revenue Account to any Account with a lower order of priority than the Working Capital Account (i) so long as any Loan is outstanding hereunder, or (ii) during any Rent Payment Period, in each case under this clause (ii) until either (A) the aggregate amount transferred to the Operating Account with respect to such Rent Payment Period (including sums properly withdrawn therefrom during such Rent Payment Period to pay Operating and Maintenance Costs) is equal to the sum of 125% of the amount set forth in the Annual Operating Budget for such Rent Payment Period plus fuel costs payable for such Rent Payment Period or (B) all Operating and Maintenance Costs for such Rent Payment Period have been paid.

     (b) The Borrower shall not, and shall not permit any Subsidiary to, commingle monies transferred to it from the Operating Account with any other monies. The Borrower shall, and shall cause each Subsidiary to, hold all monies transferred to it from the Operating Account in a separate deposit account in which only monies transferred from the Operating Account shall be deposited. The Borrower shall not and shall not permit any Person to use monies transferred to it from the Operating Account for any purpose other than to pay Operating and Maintenance Costs.

     Section 6.14. Annual Operating Budget. The Borrower shall cause each of the Facility, the Related Facility and the Additional Facilities to be operated and maintained in accordance with the Annual Operating Budget and shall not permit the aggregate expenditures in any year for Operating and Maintenance Costs to exceed 125% of the amount set forth in the Annual Operating Budget. Copies of the Annual Operating Budget for each calendar year shall be furnished by the Borrower to the Independent Engineer at least 30 days before final adoption thereof. Any amendment, modification or reallocation of the Annual Operating Budget by the Borrower that would cause a change of more than 25% (positive or negative) in the amounts set forth in the Annual Operating Budget shall be accompanied by confirmation of the Independent Engineer that suchamendment, modification or reallocation is based on reasonable assumptions. For purposes of this Section 6.14, fuel costs shall not be included in the calculation of the percentage change (positive or negative) in the amounts specified in the Annual Operating Budget.

     Section 6.15. AEE Revenues. The Borrower shall, and shall cause each AEE Subsidiary to, cause all AEE Revenues to be deposited directly into the Revenue Account (except, to the extent provided in the Depositary Agreement, for any revenues received by any AEE Entity under any Operation and Maintenance Agreement).

     Section 6.16. No Abandonment. Subject to the prior written consent of the Agent, the Borrower shall not, and shall not permit any AEE Entity to, abandon or agree to abandon the operation or maintenance of the Facility or the Related Facility or otherwise cease to diligently pursue the operation and maintenance of the Facility and the Related Facility in accordance with Prudent Industry Practice or voluntarily reduce the operations of the Facility or the Related Facility in any material respect (except to the extent required by customary maintenance procedures). Subject to the prior written consent of the Agent, the Borrower shall not, and shall not permit any AEE Entity to, abandon or agree to abandon the operation or maintenance of either of the Additional Facilities or otherwise cease to diligently pursue the operation and maintenance of such Additional Facilities in accordance with Prudent Industry Practice (except to the extent required by customary maintenance procedures), during the expected useful life of such Additional Facility.

     Section 6.17. Assignment. The Borrower may not Transfer any Lease or any other Operative Document or any interests therein without the prior written consent of the Agent and the Required Banks (which consent shall not be unreasonably withheld).

     Section 6.18. Compliance with ERISA. The Borrower shall not (a) permit to exist any "accumulated funding deficiency" (as defined in Section 412(a) of the Code) (unless such deficiency exists with respect to a Multiple Employer Plan or Multiemployer Plan and the Borrower has no control over the reduction or elimination of such deficiency), (b) terminate, or permit any of its ERISA Affiliates to terminate, any Plan of the Borrower or such ERISA Affiliate so as to resultin any liability of the Borrower to the PBGC that, in the reasonable opinion of the Required Banks, could reasonably be expected to result in a Materially Adverse Effect on (i) AES NY, (ii) the Borrower and the AEE Subsidiaries taken as a whole, (iii) any Loan Document, or (iv) the Collateral, or (c) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, that could reasonably be expected to (i) present a material risk of such a terminationby the PBGC of any Plan of the Borrower or such ERISA Affiliate and (ii) result in any liability to the Borrower that, in the reasonable opinion of the Required Banks, could reasonably be expected to result in a Materially Adverse Effect on (A) AES NY, (B) the Borrower and the AEE Subsidiaries taken as a whole, (C) any Loan Document, or (D) the Collateral.

                                    ARTICLE 7

                                   INFORMATION

     Section 7.01. Information to Be Furnished. From the Agreement Date and until the Repayment Date, the Borrower shall furnish to the Agent (with sufficient copies for each Bank):

     (a) Quarterly Financial Statements. As soon as reasonably practicable after the end of each fiscal quarter but in no event later than 60 days after the end of such quarter (i) an unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, and the related consolidated statements of cash flows for such quarter and for the portion of the fiscal year ended at the end of such quarter, in each case setting forth comparative figures for previous dates and periods, to the extent available, and prepared in accordance with GAAP (subject to normal year-end adjustments), and
(ii) an Officer's Certificate, in the form of Schedule 7.01(a), of the Borrower stating that (A) the signer has made, or caused to be made under its supervision, a review of this Agreement, the other Loan Documents and the Operative Documents; and (B) such review has not disclosed the existence during such fiscal quarter (and the signer does not have knowledge of the existence as of the date of such certificate) of any condition or event constituting a Lease Material Default or Lease Event of Default or an Event of Loss or a Default or, if any such condition or event existed or exists, specifying the nature thereof, the period of existence thereof and what action the Borrower has taken or proposes to take with respect thereto. Such Officer's Certificate shall also contain reasonably detailed calculations demonstrating compliance, as of the end of such fiscal quarter, with the financial covenants contained in Section 6.01.


     (b) Year-End Financial Statements; Accountants' Certificate. As soon as reasonably practicable after the end of each fiscal year but in no event later than 120 days after the end of such year, (i) a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year (together with footnotes thereto and management discussion and analysis), setting forth in each case in comparative form the figures for the previous fiscal year, to the extent available, all prepared in accordance with GAAP and reported on and audited by an independent public accountant of nationally recognized standing, together with any other information required to be filed with the Securities and Exchange Commission in respect of the Pass Through Certificates under applicable securities laws, (ii) an Officer's Certificate of the Borrower, in the form of Schedule 7.01(a), stating, among other things, that (A) the signer has made, or caused to be made under its supervision, a review of this Agreement, the other Loan Documents and the Operative Documents; and (B) such review has not disclosed the existence during such fiscal year (and the signer does not have knowledge of the existence as of the date of such certificate) of any condition or event constituting a Lease Material Default or Lease Event of Default or an Event of Loss or a Default or, if any such condition or event existed or exists, specifying the nature thereof, the period of existence thereof and what action the Borrower has taken or proposes to take with respect thereto and (iii) a copy of FERC Form No. 1 to theextent filed with FERC pursuant to 18 C.F.R. Section
141.1. Such Officer's Certificate shall also contain reasonably detailed calculations demonstrating compliance, as of the end of such fiscal year, with the financial covenants contained in Section 6.01.

     (c) Operating Budgets. At least 30 days prior to the commencement of any fiscal year, the Annual Operating Budget for such fiscal year demonstrating that the Borrower will meet the Required Coverage Ratios, together with confirmation by the Independent Engineer that such budget is based on reasonable assumptions and is prepared in accordance with the Operative Documents. Such budget shall be furnished to the Agent and each Bank pursuant to Section 11.21. Such
Annual Operating Budget shall include Pro Forma projections and projections indicating updated projected Coverage Ratios (taking the Independent Forecast into account) and shall indicate projected changes, if any, in the Rent Reserve Account and the Additional Liquidity Account.

     (d) Monthly Operations Report. As soon as practicable following the end of each month, a Monthly Operations Report for each of the Facility, the Related Facility and the Additional Facilities. The Borrower agrees to amend the Monthly Operations Report to include such additional operation and maintenance information as the Agent may reasonably request. The Borrower and the Agent will work together and establish a mutually acceptable format for such report. The Monthly Operations Reports shall be deemed confidential for purposes of Section
11.21 of this Agreement.

     (e) Notices under each of the Participation Agreements. At the time such Information is delivered to any Owner Participant, Owner Trust, Indenture Trustee or Pass Through Trustee, the Information provided to such Owner Participant, Owner Trust, Indenture Trustee or Pass Through Trustee pursuant to
Article 5 or 6 of any Participation Agreement to the extent not otherwise delivered hereunder, provided that each opinion or certificate so delivered shall also be addressed to the Agent.

     (f) Reports, Filings and Notices. (i) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or any Subsidiary, or the Board of Directors of the Borrower or any Subsidiary, by its independent certified public accountants, including any management letter; (ii) as soon as practicable, copies of all such financial statements and reports as the Borrower or any Subsidiary shall send to its stockholders (or other equity owners) and of all registration statements and all regular or periodic reports that the Borrower or any Subsidiary shall file, or may be required to file, with the Securities and Exchange Commission or any successor commission; and (iii) promptly upon receipt thereof, copies of all notices or other communications received by the Borrower or any AEE Entity from the Depositary Agent or any Owner Participant, Owner Trust, Indenture Trustee or Pass Through Trustee pursuant to or in connection with any Operative Document.

     (g) Requested Information. From time to time and promptly upon request of the Agent or any Bank, such Information regarding the Loan Documents or the Operative Documents to which the Borrower or any Subsidiary is a party, the Loans, the Letters of Credit or the business, assets, Liabilities, financial condition, results of operations or business prospects of the Borrower and the Subsidiaries as the Agent or such Bank may reasonably request, in each case in form and substance and certified in a manner satisfactory to the Agent or such requesting Bank (as the case may be).

     (h) Notice of Defaults, Material Adverse Changes and Other Matters. Prompt notice of:

          (i) any Default,

          (ii) the threatening or commencement of, or the occurrence or nonoccurrence of any change or event relating to, any action, suit or proceeding that would cause the Representation and Warranty contained in
     Section 5.06 to be incorrect if made at such time,

          (iii) the occurrence or nonoccurrence of any change or event that would cause the Representation and Warranty contained in Section 5.23 to be incorrect if made at such time, and

          (iv) any change in the rating given by any nationally recognized rating agency to any securities issued by the Borrower or any of its Subsidiaries.


     Section 7.02. Accuracy of Financial Statements and Information. (a) Historical Financial Statements. The Borrower hereby represents and warrants that (i) Schedule 7.02(a) sets forth a complete and correct list of the financial statements submitted by the Borrower to the Banks in order to induce them to execute and deliver this Agreement, (ii) such financial statements present fairly in all material respects, in accordance with GAAP, the consolidated financial position of the Borrower and the Consolidated Subsidiaries as at their respective dates and the consolidated results of operations, retained earnings and, as applicable, changes in financial position or cash flows of the Borrower and such Subsidiaries for the respective periods to which such statements relate, and (iii) except as disclosed or reflected in such financial statements or otherwise disclosed in Schedule 5.06, Schedule 5.13, Schedule 5.15 or Schedule 5.24, neither the Borrower nor any Subsidiary has or had any Liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, has had or could reasonably be expected to have a Materially Adverse Effect on the Borrower and the Consolidated Subsidiaries taken as a whole.

     (b) Future Financial Statements. The financial statements delivered pursuant to Section 7.01(a) or (b) shall present fairly in all material respects, in accordance with GAAP (except for changestherein or departures therefrom that are described in the certificate or report accompanying such statements and that have been approved in writing by the Borrower's then current independent certified public accountants), the consolidated financial position of the Borrower and the Consolidated Subsidiaries as at their respective dates and the consolidated results of operations, retained earnings and cash flows of the Borrower and such Subsidiaries for the respective periods to which such statements relate,and the furnishing of the same to the Agent and the Banks shall constitute a representation and warranty by the Borrower made on the date the same are furnished to the Agent and the Banks to that effect and to the further effect that, except as disclosed or reflected in such financial statements, as at the respective dates thereof or otherwise disclosed to each Bank pursuant to Section 7.01(f) or 7.01(h), neither the Borrower nor any Subsidiary has or had any Liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, has had or could reasonably be expected to have a Materially Adverse Effect on the Borrower and the Consolidated Subsidiaries taken as a whole.

     (c) Historical Information. The Borrower hereby represents and warrants that all Information furnished to the Agent or the Banks by or on behalf of the Borrower or any Subsidiary prior to the Agreement Date in connection with or pursuant to the Loan Documents and the relationships established thereunder, at the time the same was so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any Information prepared in the ordinary course of business, was complete and correct in all material respects and in the light of the purpose prepared, and, in the case of any Information the preparation of which was requested by the Agent or any Bank, was complete and correct in all material respects to the extent necessary to give the Agent or such Bank (as the case may be) true and accurate knowledge of the subject matter thereof, (ii) did not contain any untrue statement of a material fact, and (iii) did not omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made; provided, however, that any representation and warranty contained in this subsection (c) in respect of any Information that relates to any Person other than the Borrower or any AEE Entity is to the best knowledge of the Borrower.

     (d) Future Information. All Information furnished to the Agent or the Banks by or on behalf of the Borrower or any Subsidiary on or after the Agreement Date in connection with or pursuant to the Loan Documents or in connection with or pursuant to any amendment or modification of, or waiver of rights under, the Loan Documents, shall, at the time the same is so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any Information prepared in the ordinary course of business, be complete and correct in all material respects and in the light of the purpose prepared, and, in the case of any Information required by the terms of the Loan Documents or the preparation of which was requested by the Agent or any Bank, be complete and correct to the extent necessary to give the Agent or such Bank (as the case may be) true and accurate knowledge of the subject matter thereof in all material respects, (ii) not contain any untrue statement of a material fact, and (iii) not omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made, and the furnishing of the same to the Agent or any Bank shall constitute a representation and warranty by the Borrower made on the date the same are so furnished to the effect specified in clauses (i), (ii) and (iii) above; provided, however, that any representation and warranty contained in this subsection (d) in respect of any Information that relates to any Person other than the Borrower or any AEE Entity is to the best knowledge of the Borrower.

     Section 7.03. Additional Covenants Relating to Disclosure. From the Agreement Date and until the Repayment Date, the Borrower shall and shall cause each Subsidiary to:

     (a) Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or necessary to permit (i) the preparation of financial statements required to be delivered pursuant to Section 7.01(a) and
(b) and (ii) the determination of the compliance of the Borrower and its Subsidiaries with the terms of the Loan Documents.

     (b) Fiscal Year. Maintain the same opening and closing dates for each fiscal year as for the fiscal year reflected in the financial statements set forth in Schedule 7.02(a) or, if the opening and closing dates for the fiscal year reflected in such financial statements were determined pursuant to a formula, determine the opening and closing dates for each fiscal year pursuant to the same formula.

     (c) Visits, Inspections and Discussions. Permit or, in the case of premises, property, books, records or Persons not within its immediate control, promptly upon reasonable notice take such actions as are necessary or desirable in order to permit, representatives (whether or not officers or employees) of the Agent or any Bank, from time to time during operating or business hours, as often as may be reasonably requested, to (i) visit any of its premises or property or any premises or property of others on which any of its property or books and records (or books and records of others relating to it) may be located, (ii) inspect, and verify the amount, character and condition of, any of its property, (iii) review and make extracts from its books and records and books and records of others relating to it, including management letters prepared by its independent certified public accountants, and (iv) discuss with any Person (including its principal officers, independent certified public accountants, suppliers, customers, debtors and other creditors) its business, assets, Liabilities, financial condition, results of operation and business prospects.

     Section 7.04. Authorization of Third Parties to Deliver Information and Discuss Affairs. The Borrower hereby authorizes and directs each Person whose preparation or delivery to the Agent or the Banks of any opinion, report or other Information is a condition or covenant under the Loan Documents (including under Article 4 or this Article 7) to so prepare or deliver such Information for the benefit of the Agent and the Banks. The Borrower further authorizes and directs all Persons (a) to furnish to the Agent and the Banks any Information regarding the matters referred to inSection 7.01(g) that the Agent or any Bank may request, (b) to permit representatives of the Agent or any Bank to make the visits, inspections, reviews and extracts of premises, property, books and records within their possession and control contemplated by Section 7.03(c) and
(c) to discuss with representatives of the Agent or any Bank the matters referred to in Section 7.03(c). The Borrower agrees to promptly execute and deliver from time to time such further authorizations to effect the purposes of this Section 7.04 as the Agent or any Bank may reasonably request.




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


                                    ARTICLE 8

                                     DEFAULT

     Section 8.01. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Borrower or any Subsidiary, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body.

     (a) (i) Any payment of principal of any of the Loans, any Unreimbursed Drawings or the Notes shall not be made when and as due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) and in accordance with the terms of this Agreement and the Notes; or (ii) any payment ofany interest, fees or other amount under this Agreement or any other Loan Document (other than a payment which is elsewhere in this Section specifically dealt with) shall not be made within five (5) Business Days after the same shall be due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) and in accordance with the terms of this Agreement and the other Loan Documents.

     (b) Any Loan Document Representation and Warranty shall at any time prove to have been incorrect or misleading in any material respect when made and, in the case of a representation or warranty pursuant to or under Section 5.03, 5.04, 5.05, 5.06(a), 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.13(b), 5.13(c), 5.14,
5.15, 5.17, 5.18, 5.19, 5.20 or 5.21, if capable of being remedied, such representation or warranty shall continue to be incorrect or misleading in any material respect for a period of thirty (30) days after notice thereof shall have been given to the Borrower by the Agent or any other Transaction Party, provided, that if a good faith effort to remedy is initiated within such thirty
(30) day period and pursued diligently, no Event of Default with respect thereto shall be deemed to have occurred unless (i) the event resulting in such representation or warranty being incorrect or misleading in any material respect could or does result in a Materially Adverse Effect on (A) AES NY, (B) the Borrower and the AEE Subsidiaries taken as a whole, (C) any Loan Document or (D) the Collateral or (ii) such representation or warranty remains incorrect or misleading in any material respect for 180 days after such notice is given.

     (c) (i) The Borrower shall default in the performance or observance of:

          (A) any term, covenant, condition or agreement contained in Section 6.01, 6.02(a) (insofar as such Section requires the preservation of the corporate existence of the Borrower), 6.02(f), 6.03 through 6.08, 6.10 through 6.18, or 7.01(h)(i); or

          (B) any term, covenant, condition or agreement contained in this Agreement or any other Loan Document (other than a term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section specifically dealt with) and, if capable of being remedied, such default shall continue unremedied for a period of thirty (30) days after notice shall have been given by the Agent or any other Transaction Party to the Borrower requiring that such default be cured, provided, that if such default is capable of being remedied and a good faith effort to remedy such default is initiated within such thirty (30) day period and pursued diligently, no Event of Default with respect thereto shall be deemed to have occurred until (1) such default has had a Materially Adverse Effect on (w) AES NY,
     (x) the Borrower and the AEE Subsidiaries taken as a whole, (y) any Loan Document or (z) the Collateral or (2) such default has remained uncured for a period of 180 days after the notice set forth above shall have been given to the Borrower by the Agent or any other Transaction Party;

     (ii) The Borrower shall default in the performance or observance of:

          (A) any term, covenant, condition or agreement contained in Article 1,
     Section 3.01(a), (b), (c), (d) or (g)(i), or Section 3.02 of the Pledge Agreement; or

          (B) any term, covenant, condition or agreement contained in the Pledge Agreement (other than any term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section specifically dealt with) and, if capable of being remedied, such default shall continue unremedied for a period of thirty (30) days after notice shall have been given by the Agent to the Borrower requiring that such default be cured; or

          (iii) AES shall default in any material respect in the performance or observance of any term, covenant, condition or agreement contained in the Guaranty, or any other "Event of Default" (as defined in the Guaranty) shall occur; or

     (d) Any AEE Entity or any of its Affiliates asserts, or any AEE Entity or any of its Affiliates or any other Transaction Party institutes anyproceedings seeking to establish, that (i) any provision of the Loan Documents is invalid, not binding or unenforceable or (ii) the Security Interest is not a valid and perfected first priority security interest in the Collateral subject only to Permitted Liens described in Section 6.05(a); or

     (e) The Borrower shall at any time beneficially directly own less than 100% of AEE2's issued and outstanding Capital Securities.

     (f) The limited liability company agreement or other organizational document of any AEE2 Entity shall be amended, changed, modified or supplemented in any material respect.

     (g) The occurrence of a Lease Event of Default under any Lease as in effect as of the date hereof. (See Schedule 8.01(g), for information purposes.)

     (h) Any material provision of any ofthe Loan Documents, after delivery thereof pursuant to Article 4, shall for any reason, except to the extent permitted by the express terms hereof or thereof, cease to be valid and binding on or enforceable against the Borrower.

     (i) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan that is not otherwise exempt under any statute, regulation or administrative action, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA or notice is given of intent to terminate any Single Employer Plan, (v) the Borrower or any ERISA Affiliate shall, or in the reasonable opinion of the Required Banks is likely to, incur any liability in connection with (A) a withdrawal from a Multiemployer Plan or Multiple Employer Plan or (B) the Insolvency or Reorganization of a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, has had or could reasonably be expected to have a Materially Adverse Effect on (w) AES NY, (x) the Borrower and the AEE Subsidiaries taken as a whole, (y) any Loan Document or (z) the Collateral.

     (j) The Pledge Agreement, after delivery thereof pursuant to Article 4, shall for any reason, except to the extent permitted by the terms hereof or thereof, cease to create a valid and perfected first priority Lien (subject only to Permitted Liens described in Section 6.05(a)) in any portion of the Collateral.

     (k) At any time any Issuing Bank shall have been served with or otherwise subjected to a court order, injunction, or other process or decree issued or granted at the instance of the Borrower restraining or seeking to restrain such Issuing Bank from paying any amount under any Letter of Credit issued by it and either (i) there has been a drawing under such Letter of Credit which such Issuing Bank would otherwise be obligated to pay or (ii) the stated expiration date or any reduction of the stated amount of such Letter of Credit has occurred but the right of the beneficiary to draw thereunder has been extended in connection with the pendency of the related court action or proceeding.

     Section 8.02. Remedies upon Event of Default. During the continuance of any Event of Default (other than one specified in Section 16(g) or (h) of any Lease) and in every such event, the Agent, upon notice to the Borrower, may do any or all of the following: (a) declare, in whole or, from time to time, in part, the principal of and interest on the Loans, the Unreimbursed Drawings and the Notes and all other amounts owing under the Loan Documents to be, and the Loans, the Unreimbursed Drawings and the Notes and all such other amounts shall thereupon and to that extent become, due and payable, (b) terminate, in whole or, from time to time, in part, the Commitments, (c) require the Borrower to pay immediately to the Agent an amount equal to the aggregate LC Outstandings of all Letters of Credit then outstanding, to be held by the Agent (for its benefit and the benefit of the Issuing Banks andthe Banks) as cash collateral securing such LC Outstandings, and/or (d) exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein and in the Pledge Agreement or otherwise available to the Agent or the Banks, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York and in effect in any other jurisdiction in which any Collateral is located at that time. Upon the occurrence of an Event of Default specified in Section 16(g) or (h) of any Lease, automatically and without any notice to the Borrower, (i) the principal of and interest on the Loans, the Unreimbursed Drawings and the Notes and all other amounts owing under the Loan Documents shall be due and payable and (ii) the Commitments shall terminate. Presentment, demand, protest or notice of any kind (other than the notice provided for in the first sentence of this Section 8.02) are hereby expressly waived.

                                   ARTICLE 9

                     ADDITIONAL CREDIT FACILITY PROVISIONS

     Section 9.01. Mandatory Suspension and Conversion of Eurodollar Rate Loans and Eurodollar Rate Drawings. A Bank's obligations to make, continue or convert into Eurodollar Rate Loans or Eurodollar Rate Drawings shall be suspended, all such Bank's outstanding Eurodollar Rate Loans and Eurodollar Rate Drawings shall be converted on the last day of their applicable Interest Periods (or, if earlier, in the case of clause (c) below, on the last day such Bank may lawfully continue to maintain Eurodollar Rate Loans and Eurodollar Rate Drawings or, in the case of clause (d) below, on the day determined by such Bank to be the last Business Day before the effective date of the applicable restriction) into, and all pending requests for the making or continuation of or conversion into Eurodollar Rate Loans or Eurodollar Rate Drawings by such Bank shall be deemed requests for, Base Rate Loans or Base Rate Drawings (as applicable), if:

     (a) on or prior to the determination of an interest rate for a Eurodollar Rate Loan or Eurodollar Rate Drawing for any Interest Period, the Agent determines that for any reason appropriate information is not available to it for purposes of determining the Adjusted Eurodollar Rate for such Interest Period;

     (b) on or prior to the first day of any Interest Period for a Eurodollar Rate Loan or Eurodollar Rate Drawing, such Bank determines that the Adjusted Eurodollar Rate as determined by the Agent for such Interest Period would not accurately reflect the cost to such Bank of making, continuing or converting into a Eurodollar Rate Loan or Eurodollar Rate Drawing (as the case may be) for such Interest Period;

     (c) at any time such Bank determines that any Regulatory Change Enacted after the Agreement Date makes it unlawful or impracticable for such Bank or its applicable Lending Office to make, continue or convert into any Eurodollar Rate Loan or Eurodollar Rate Drawing, or to comply with its obligations hereunder in respect thereof; or

     (d) such Bank determines that, by reason of any Regulatory Change Enacted after the AgreementDate, such Bank or its applicable Lending Office is restricted, directly or indirectly, in the amount that it may hold of (i) a category of liabilities that includes deposits by reference to which, or on the basis of which, the interest rate applicable to Eurodollar Rate Loans or Eurodollar Rate Drawings is directly or indirectly determined or (ii) the category of assets that includes Eurodollar Rate Loans or Eurodollar Rate Drawings.

     If, as a result of this Section 9.01, any Loan or Unreimbursed Drawing of any Bank that would otherwise be made or maintained as or converted into a Eurodollar Rate Loan or Eurodollar Rate Drawing (as applicable) for any Interest Period is instead made or maintained as or converted into a Base Rate Loan or Base Rate Drawing (as applicable), then, unless the corresponding Loan or Unreimbursed Drawing (as applicable) of each of the other Banks is also to be made or maintained as or converted into a Base Rate Loan or Base Rate Drawing (as applicable), such Loan or Unreimbursed Drawing (as applicable) shall be treated as being a Eurodollar Rate Loan or Eurodollar Rate Drawing (as applicable) for such Interest Period for all purposes of this Agreement (including the timing, application and proration among the Banks of interest payments, conversions and prepayments) except for the calculation of the interest rate borne by such Loan or Unreimbursed Drawing (as applicable). The Agent shall promptly notify the Borrower and each Bank of the existence or occurrence of any condition or circumstance specified in clause (a) above, and each Bank shall promptly notify the Borrower and the Agent of the existence or occurrence of any condition or circumstance specified in clause (b), (c) or (d) above applicable to such Bank's Loans and Unreimbursed Drawings, but the failure by the Agent or such Bank to give any such notice shall not affect such Bank's rights hereunder.

     Section 9.02. Regulatory Changes. If in the determination of any Bank or Issuing Bank (a) any Regulatory Change Enacted after the Agreement Dateshall directly or indirectly (i) reduce the amount of any sum received or receivable by such Bank with respect to any Loan or Unreimbursed Drawing or the return to be earned by such Bank on any Loan or Unreimbursed Drawing, (ii) impose a cost on such Bank or any Affiliate of such Bank that is attributable to (A) the making, funding or maintaining of, or such Bank's commitment to make, any Loan or Unreimbursed Drawing, or (B) participating in the issuance, maintenance or funding of any Letter of Credit, (iii) increase the cost to such Issuing Bank of issuing or maintaining any Letter of Credit, (iv) require such Bank or any Affiliate of such Bank to make any payment on or calculated by reference to the gross amount of any amount received by such Bank under any Loan Document, (v) reduce, or have the effect of reducing, the rate of return on any capital of such Bank or any Affiliate of such Bank that such Bank or such Affiliate is required to maintain on account of any Loan or Unreimbursed Drawing or such Bank's commitment to make any Loan or to participate in the issuance, maintenance or funding of any Letter of Credit, or (vi) reduce, or have the effect of reducing, the rate of return on any capital of such Issuing Bank or any Affiliate of such Issuing Bank that such Issuing Bank or such Affiliate is required to maintain on account of any Letter of Credit or such Issuing Bank's commitment to issue any Letter of Credit, and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the applicable rates of interest payable under the Loan Documents, then the Borrower shall pay to such Bank or Issuing Bank (as the case may be) such additional amounts as such Bank or Issuing Bank (as the case may be) determines will, togetherwith any adjustment in the applicable rates of interest payable hereunder, fully compensate for such reduction, increased cost or payment. Such additional amounts shall be due and payable, in the case of those applicable to prior periods, within 15 days after request by such Bank or Issuing Bank (as the case may be) for such payment and, in the case of those applicable to future periods, on the dates specified, or determined in accordance with a method specified, by such Bank or Issuing Bank (as the case may be); provided, however, that if, pursuant to the Depositary Agreement, the Borrower is not permitted to pay any such additional amounts to such Issuing Bank on any such due date, the Borrower shall pay such additional amounts to such Issuing Bank on the first date thereafter (but in no event later than the next-scheduled Rent Payment Date) that the Borrower is permitted to pay such additional amounts, provided, that, in such case, all such additional amounts shall bear interest at the Base Rate plus 1.375% per annum from such due date until paid in full, payable to such Issuing Bank on the date that such additional amounts are paid. Each Bank and Issuing Bank will promptly notify the Borrower of any determination made by it referred to in clauses (a) and (b) above, but the failure to give such notice shall not affect such Bank's or Issuing Bank's (as the case may be) right to compensation.

     Section 9.03. Capital Requirements. If, in the determination of any Bank or Issuing Bank, any Regulatory Change relating to capital adequacy Enacted after the Agreement Date requires such Bank or Issuing Bank, or any Affiliate of such Bank or Issuing Bank, to maintain capital on account of (i) any Loan or Unreimbursed Drawing, (ii) such Bank's Commitment, (iii) such Bank's participation in the issuance, maintenance or funding of any Letter of Credit, or (iv) such Issuing Bank's issuance or maintenance of any Letter of Credit or commitment to issue any Letter of Credit, in a greater amount than such Bank, Issuing Bank or Affiliate would otherwise have to maintain on account of such Loan, Unreimbursed Drawing, Commitment, participation or Letter of Credit, as applicable, then, upon request by such Bank or Issuing Bank (as the case may be), the Borrower shall from time to time thereafter pay to such Bank or Issuing Bank (as the case may be) such additional amounts as such Bank or Issuing Bank (as the case may be) determines will fully compensate for any reduction in the rate of return on the capital that such Bank, Issuing Bank or Affiliate is so required to maintain on account of such Loan, Unreimbursed Drawing, Commitment, participation or Letter of Credit, as applicable. Such additional amounts shall be due and payable, in the case of those applicable to prior periods, within 15 days after request by such Bank or Issuing Bank (as the case may be) for such payment and, in the case of those relating to future periods, on the dates specified, or determined in accordance with a method specified, by such Bank or Issuing Bank (as the case may be); provided, however, that if, pursuant to the Depositary Agreement, the Borrower is not permitted to pay any such additional amounts to such Issuing Bank on any such due date, the Borrower shall pay such additional amounts to such Issuing Bank on thefirst date thereafter (but in no event later than the next-scheduled Rent Payment Date) that the Borrower is permitted to pay such additional amounts, provided, that, in such case, all such additional amounts shall bear interest at the Base Rate plus 1.375% per annum from such due date until paid in full, payable to such Issuing Bank on the date that such additional amounts are paid.

     Section 9.04. Funding Losses. The Borrower shall pay to each Bank, within five (5) Business Days after any request therefor, such amount or amounts as such Bank determines are necessary to compensate it for any loss, cost or reasonable expense (but not including loss of anticipated profits) incurred by it as a result of (a) any payment, prepayment or conversion of a Eurodollar Rate Loan or Eurodollar Rate Drawing on a date other than the last day of an Interest Period therefor or (b) a Eurodollar Rate Loan or Eurodollar Rate Drawing for any reason not being made or converted, or any payment of principal thereof or interest thereon not being made, on the date therefor determined in accordance with the applicable provisions of this Agreement. At the election of such Bank, and without limiting the generality of the foregoing, but without duplication, such compensation on account of losses may include an amount equal to the excess of (i) the interest that would have been received from the Borrower under this Agreement on any amounts to be reemployed during an Interest Period or its remaining portion over (ii) the interest




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


component of the return that such Bank determines it could have obtained had it placed such amount on deposit in the interbank Dollar market selected by it for a period equal to such Interest Period or its remaining portion. If, pursuant to the Depositary Agreement, the Borrower is not permitted to pay any such amounts to any Bank on the date that such payment is due and payable pursuant to the first sentence of this Section 9.04, the Borrower shall pay such amounts to such Bank on the first date thereafter (but in no event later than the next-scheduled Rent Payment Date) that the Borrower is permitted to pay such amounts, provided, that, in such case, all such amounts shall bear interest at the Base Rate plus 1.375% per annum from such due date until paid in full, payable to suchBank on the date that such amounts are paid.

     Section 9.05. Certain Determinations; Survival. (a) In making the determinations contemplated by Sections 9.01, 9.02 and 9.03, each Bank and Issuing Bank may make such estimates, assumptions, allocations and the like that such Bank or Issuing Bank (as the case may be) in good faith determines to be appropriate, and such Bank's or Issuing Bank's (as the case may be) selection thereof in accordance with this Section 9.05, and the determinations made by such Bank or Issuing Bank (as the case may be) on the basis thereof, shall be final, binding and conclusive upon the Borrower, except, in the case of such determinations, for manifest errors in computation or transmission. Each Bank and Issuing Bank shall furnish to the Borrower upon request a certificate outlining in reasonable detail the computation of any amounts claimed by it under Sections 9.02 and 9.03 and the assumptions underlying such computations. So long as any such request by the Borrower is made within five (5) Business Days after such Bank or Issuing Bank first requests payment of such amounts pursuant to Section 9.02 or 9.03 (as the case may be), the Borrower shall not be required to pay such amounts until it has received such certificate.

     (b) The Borrower's obligations under this Article 9 shall survive the repayment of all other amounts owing to the Lenders, the Agents and the Issuing Banks under the Loan Documents and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Article 9 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

     Section 9.06. Change of Lending Office. If an event occurs with respect to a Lending Office of any Bank that obligates the Borrower to pay any amount under Section 2.13, makes operable the provisions of clause (c) or (d) of
Section 9.01 or entitles such Bank to make a claim under Section 2.13, 9.02 or 9.03, such Bank shall, if requested by the Borrower, use reasonable efforts to designate another Lending Office or Offices, the designation of which will reduce the amount the Borrower is so obligated to pay, eliminate such operability or reduce the amount such Bank is so entitled to claim, provided that such designation would not, in the sole and absolute discretion of such Bank, be disadvantageous to such Bank in any manner or contrary to such Bank's policies. Each Bank may at any time and from time to time change any Lending Office and shall give notice of any such change to the Agent and the Borrower. Except in the case of a change in Lending Offices made at the request of the Borrower, the designation of a new Lending Office by any Bank shall not obligate the Borrower to pay any amount to such Bank under Section 2.13, make operable the provisions of clause (c) or (d) of Section 9.01 or entitle such Bank to make a claim under Section 2.13 or 9.02 if such obligation, the operability of such




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clause or such claim results solely from such designation and not from a
Regulatory Change Enacted thereafter.

     Section 9.07. Replacement of Bank in Respect of Increased Costs. (a) Within fifteen (15) days after receipt by the Borrower of written notice from any Bank (an "Affected Bank") (i) claiming payment of additional amounts under
Section 2.13, 9.02 or 9.03, or (ii) claiming that it is unable or unlawful for it to make Eurodollar Rate Loans or Eurodollar Rate Drawings as set forth in
Section 9.01, the Borrower may, if no Event of Default then exists, at its option, notify the Agent and such Affected Bank of its intention to replace the Affected Bank. The Borrower, with the consent of the Agent (which consent shall not be unreasonably withheld), may obtain, at the Borrower's expense, a replacement bank ("Replacement Bank") for the Affected Bank, which Replacement Bank must be reasonably satisfactory to the Agent and each Issuing Bank (other than any Issuing Bank that is also the Affected Bank). The Affected Bank must promptly sell and assign its Loans, Unreimbursed Drawings and Commitments to such Replacement Bank for an amount equal to the principal balance of all Loans and Unreimbursed Drawings held by the Affected Bank and all accrued interest and fees with respect thereto through the date of such sale, provided that the Borrower shall have reimbursed such Affected Bank for the additional amounts, increased costs and any other amounts that it is entitled to receive under this Agreement through the date of such sale and assignment.

     (b) Notwithstanding the foregoing, the Borrower shall not have the right to obtain a Replacement Bank if the Affected Bank rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of the Borrower's notice of intention to replace such Affected Bank. Furthermore, if the Borrower gives a notice of intention to replace and does not so replace such Affected Bank within seventy (70) days thereafter, the Borrower's rights to replace the Affected Bank as a result of claims based upon the events given rise to such claim referred to in such written notice shall terminate. The Borrower shall promptly pay all increased costs or additional amounts previously demanded by such Affected Bank and shall continue to pay immediately upon receipt of an invoice therefor all such increased costs and amounts incurred during any period after such written notice through the date of such assignment.

                                   ARTICLE 10

                                    THE AGENT

     Section 10.01. Appointment and Powers. Each Bank and Issuing Bank hereby irrevocably appoints and authorizes Union Bank, and Union Bank hereby agrees, to act as the agent for and representative (within the meaning of Section 9-105(1)(m) of the Uniform Commercial Code) of such Bank and Issuing Bank under the Loan Documents with such powers as are delegated to the Agent and the Secured Party by the terms thereof, together with such other powers as are reasonably incidental thereto. The Agent's duties shall be purely ministerial and it shall have no duties or responsibilities except those expressly set forth in the Loan Documents. The Agent shall not be required under any circumstances to take any action that, in its judgment, (a) is contrary to any provision of the Loan Documents or Applicable Law or (b) would expose it to any Liability or expense against which it has not been indemnified to its




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satisfaction. The Agent shall not, by reason of its serving as the Agent, be a trustee or other fiduciary for any Bank.

     Section 10.02. Limitation on Agent's Liability. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence, willful misconduct or knowing violations of law. The Agent shall not be responsible to any Bank or Issuing Bank for (a) any recitals, statements, representations or warranties contained in the Loan Documents or in any certificate or other document referred to or provided for in, or received by any of the Banks or Issuing Banks under, the Loan Documents, (b) the validity, effectiveness or enforceability of the Loan Documents or any such certificate or other document,
(c) the value or sufficiency of the Collateral, (d) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent or
(e) any failure by the Borrower to perform any of its obligations under the Loan Documents. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact so long as the Agent was not grossly negligent in selecting or directing such agents or attorneys-in-fact. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or given by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by the Loan Documents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

     Section 10.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment to it of principal of or interest on Loans or fees) unless the Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent has knowledge of such a non-payment or receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks. In the event of any Default, the Agent shall (a) in the case of a Default that constitutes an Event of Default, take any or all of the actions referred to in the first sentence of Section 8.02 if so directed by the Required Banks and (b) in the case of any Default, take such other action with respect to such Default as shall be reasonably directed by the Required Banks. Unless and until the Agent shall have received such directions, in the event of any Default, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Banks.

     Section 10.04. Rights as a Bank. Each Person acting as the Agent that is also a Bank shall, in its capacity as a Bank, have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall include such Person in its individual capacity. Each Person acting as the Agent (whether or not such Person is a Bank) and its Affiliates may (without having to




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account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower and its Affiliates as if it were not acting as the Agent, and such Person and its Affiliates may accept fees and other consideration from the Borrower and its Affiliates for services in connection with the Loan Documents or otherwise without having to account for the same to the Banks.

     Section 10.05. Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrower hereunder), ratably on the basis of the respective Percentages of the Banks, for any and all Liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including the costs and expenses that the Borrower is obligated to pay hereunder) in any way relating to or arising out of the LoanDocuments or any other documents contemplated thereby or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent (a) they are subject to the indemnity contemplated by the last sentence of Section 11.09(b) or (b) they arise from the gross negligence or willful misconduct of the Agent.

     Section 10.06. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has made and will continue to make, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it deems appropriate, its own credit analysis of the Borrower, its own evaluation of the Collateral and itsown decision to enter into the Loan Documents and to take or refrain from taking any action in connection therewith. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of the Loan Documents or anyother document referred to or provided for therein or to inspect the properties or books of the Borrower or any AEE Entity or the Collateral. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent under the Loan Documents, the Agent shall have no obligation to provide any Bank with any information concerning the business, status or condition of the Borrower or any AEE Entity, the Loan Documents or the Collateral that may come into the possession of the Agent or any of its Affiliates.


     Section 10.07. Execution and Amendment of Loan Documents on Behalf of the Banks. Each Bank and Issuing Bank hereby authorizes the Agent to execute and deliver, in the name of and on behalf of such Bank and Issuing Bank, (a) the Pledge Agreement and (b) all UCC financing and continuation statements and other documents the filing or recordation of which are, in the determination of the Agent, necessary or appropriate to create, perfect or maintain the existence or perfected status of the Security Interest. The Agent shall consent to any amendment of any term, covenant, agreement or condition of the Pledge Agreement or the Guaranty, or to any waiver of any right thereunder, if, but only if, the Agent is directed to do so in writing by the Required Banks; provided, however, that (i) the Agent shall not be required to consent to any such amendment or waiver that affects its rights or duties and (ii) the Agent shall not, unless directed to do so in writing by each Bank, (A) consent to any assignment by the Borrower of any of its rights or obligations under any such agreement, (B) consent to any release or termination of the Guaranty or (C) release any Collateral from the Security Interest, except as required or contemplated by the Loan Documents.




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     Section 10.08.  Resignation of the Agent. The Agent may at any time give notice of its resignation to the Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Banks may, after consultation with the Borrower, appoint a successor Agent which shall be acceptable to the Borrower, in its reasonable judgment. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks and after consultation with the Borrower, appoint a successor Agent which shall be a bank with an office in New York, New York, or Los Angeles, California, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank, which Affiliate shall be reasonably acceptable to the Borrower. Upon the acceptance by any Person of its appointment as a successor Agent, (a) such Person shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations as Agent under the Loan Documents and (b) the retiring Agent shall promptly transfer all Collateral within its possession or control to the possession or control of the successor Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Agent with respect to the Collateral to the successor Agent. After any retiring Agent's resignation as Agent, the provisions of this
Article 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                                   ARTICLE 11

                                  MISCELLANEOUS

     Section 11.01. Notices and Deliveries. (a) Notices and Materials Other than Collateral. Except as provided in Section 10.01(b):

          (i) Manner of Delivery. All notices, communications and materials (including all Information) to be given or delivered pursuant to the Loan Documents shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing (which shall include telecopy transmissions). Notices under Sections 2.02, 2.03(c), 2.05, 2.07, 3.01, 3.02, 3.04(e) and 8.02 may be by telephone, promptly, in the case of each notice other than one under Section 8.02, confirmed in writing. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent that the Agent has acted in reliance on such telephonic notice.

          (ii) Addresses. All notices, communications and materials to be given or delivered pursuant to the Loan Documents shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

               (A) if to the Borrower, to it at:

               1001 North 19th Street, 20th Floor
               Arlington, VA 22209
               Telecopier No.:    (703) 528-4510




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


               Telephone No.:     (703) 522-1315
               Attention:         Project Manager


               (B) if to the Agent, to it at:

               445 South Figueroa Street, 15th Floor
               Los Angeles, California 90071
               Telecopier No.:    (213) 236-4096
               Telephone No.:     (213) 236-4125
               Attention:         Susan Johnson

               (C) if to any Bank (including in its capacity as an Issuing
               Bank), to it at the address or telex, telecopier or telephone number and to the attention of the individual or department, set forth below such Bank's name under the heading "Notice Address" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, set forth under the heading "Notice Address" in the Notice of Assignment given to the Borrower and the Agent with respect to such assignment;

or at such other address or telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for such purpose in a notice specifically captioned "Notice of Change of Address" given to (x) if the party to which such information pertains is the Borrower, the Agent and each Bank, (y) if the party to which such information pertains is the Agent, the Borrower and each Bank and
(z) if the party to which such information pertains is a Bank, the Borrower and the Agent.

          (iii) Effectiveness. Each notice and communication and any material to be given or delivered pursuant to the Loan Documents shall be deemed so given or delivered (A) if sent by registered or certified mail, postage prepaid, return receipt requested, on the fifth Business Day after such notice, communication or material, addressed as above provided, is delivered to a United States post office and a receipt therefor is issued thereby, (B) if sent by any other means of physical delivery, when such notice, communication or material is delivered to the appropriate address as above provided, (C) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate telecopier number as above provided and is received at such number and (D) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered, or, in the case of notice by the Agent to the Borrower under Section 8.02 given by telephone as above provided, if any individual or any member of the department to whose attention notices, communications and materials are to be given or delivered is unavailable at the time, to any other officer or employee of the Borrower, except that (x) notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be deemed given until received and (y) notices, communications and materials to be given or delivered to the Agent, any Bank or any Issuing Bank pursuant to Sections 2.02, 2.03(c), 2.05, 2.07 and 2.12(b) and Articles 3 and 7 shall not be deemed given or delivered until received by




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     the officer of the Agent, such Bank or such Issuing Bank responsible, at the time, for the administration of the Loan Documents.

          (iv) Reasonable Notice. Any requirement under Applicable Law of reasonable notice by the Agent, the Banks or the Issuing Banks to the Borrower of any event in connection with, or in any way related to, the Loan Documents or the exercise by the Agent, the Banks or the Issuing Banks of any of their rights thereunder shall be met if notice of such event is given to the Borrower in the manner prescribed above at least ten (10) days before (A) the date of such event or (B) the date after which such event will occur.

     (b) Collateral. Until the Agent shall otherwise specify, all Collateral to be delivered to the Agent pursuant to the Loan Documents consisting of instruments, securities, chattel paper, letters of credit or documents shall be delivered to the Agent at the Agent's Office either by hand delivery or by registered or certified mail, postage prepaid, return receipt requested, in either case insured in an amount not less than the greater of the aggregate face amount and the aggregate fair market value of the Collateral so being delivered. All other Collateral to be delivered to the Agent pursuant to the Loan Documents shall be delivered to such Person, at such address, by such means and in such manner as the Agent may designate.

     Section 11.02. Expenses; Indemnification. Whether or not any Extensions of Credit are made hereunder, the Borrower shall:

     (a) pay or reimburse the Agent, each Bank and each Issuing Bank for all transfer, documentary, stamp and similar taxes, and all recording and filing fees and taxes payable in connection with, arising out of, or in any way related to, the execution, delivery and performance of the Loan Documents or the making of the Extensions of Credit;

     (b) pay or reimburse the Agent for all reasonable costs and expenses (including fees and disbursements of legal counsel, appraisers, accountants and other experts employed or retained by the Agent) incurred by the Agent in connection with, or arising out of, or in any way related to (i) the negotiation, preparation, execution, delivery and syndication of (A) the Loan Documents and (B) whether or not executed, any waiver, amendment or consent thereunder or thereto, (ii) the administration of and any operations under the Loan Documents, (iii) consulting with respect to any matter in any way arising out of, related to, or connected with, the Loan Documents, including (A) the protection or preservation of the Collateral, (B) the protection, preservation, exercise or enforcement of any of the rights of the Agent, the Banks or the Issuing Banks in, under or related to the Collateral or the Loan Documents or
(C) the performance of any of the obligations of the Agent, the Banks or the Issuing Banks under or related to the Loan Documents, (iv) protecting or preserving the Collateral or (v) protecting, preserving, exercising or enforcing any of the rights of the Agent, the Banks or the Issuing Banks in, under or related to the Collateral or the Loan Documents, including defending the Security Interest as a valid, perfected, first priority security interest in the Collateral subject only to Permitted Liens;

     (c) pay or reimburse each Bank for all reasonable costs and expenses (including fees and disbursements of legal counsel and other experts employed or retained by such Bank) incurred by such Bank in connection with, arising out of, or in any way related to (i) consulting




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during a Default with respect to (A) the protection, preservation, exercise or enforcement of any of its rights in, under or related to the Collateral or the Loan Documents or (B) the performance of any of its obligations under or related to the Loan Documents or (ii) protecting, preserving, exercising or enforcing during a Default any of its rights in, under or related to the Collateral or the Loan Documents; provided, however, that the Agent and each Bank shall exercise reasonable efforts to select one common legal counsel for each jurisdiction and other common experts except to the extent that the Agent or any Bank deems in its reasonable judgment that the use of common legal counsel or other experts would prejudice its interests; and

     (d) indemnify and hold each Indemnified Person harmless from and against all losses (including judgments, penalties and fines) suffered, and pay or reimburse each Indemnified Person for all reasonable costs and expenses (including fees and disbursements of legal counsel and other experts employed or retained by such Indemnified Person) incurred, by such Indemnified Person in connection with, arising out of, or in any way related to (i) any Loan Document Related Claim (whether asserted by such Indemnified Person or the Borrower or any other Person), including the prosecution or defense thereof and any litigation or proceeding with respect thereto (whether or not, in the case of any such litigation or proceeding, such Indemnified Person is a party thereto),
(ii) any actual or alleged presence or release of any Hazardous Substance on or from any property owned or operated by the Borrower or any of its Affiliates, or any Environmental Conditions related in any way to the Borrower or any of its Affiliates, or (iii) any investigation, governmental or otherwise, arising out of, related to, or in any way connected with, the Loan Documents or the relationships established thereunder, except that the foregoing indemnity shall not be applicable to any loss suffered by any Indemnified Person to the extent such loss is determined by a judgment of a court that is binding on the Borrower and such Indemnified Person, final and not subject to review on appeal, to be the result of acts or omissions on the part of such Indemnified Person constituting (x) willful misconduct or (y) gross negligence.

     Section 11.03. Amounts Payable Due upon Request for Payment. All amounts payable by the Borrower under Section 11.02 and under the other provisions of the Loan Documents shall, except as otherwise expressly provided, be immediately due upon request for the payment thereof.

     Section 11.04. Remedies of the Essence. The various rights and remedies of the Agent, the Banks and the Issuing Banks under the Loan Documents are of the essence of those agreements, and the Agent, the Banks and the Issuing Banks shall be entitled to obtain a decree requiring specific performance of each such right and remedy.

     Section 11.05. Rights Cumulative. Each of the rights and remedies of the Agent, the Banks and the Issuing Banks under the Loan Documents shall be in addition to all of their other rights and remedies under the Loan Documents and Applicable Law, and nothing in the Loan Documents shall be construed as limiting any such rights or remedies.

     Section 11.06. Amendments: Waivers. Any term, covenant, agreement or condition of the Loan Documents may be amended, and any right under the Loan Documents may be waived, if, but only if, such amendment or waiver is in writing and is signed by (a) in the case of an amendment or waiver with respect to the Loan Documents referred to in Section 10.07, the




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Agent, (b) in the case of an amendment or waiver with respect to any other Loan
Document, (i) the Required Banks, (ii) if the rights and duties of the Agent are affected thereby, by the Agent, and (iii) if the rights and duties of any Issuing Bank are affected thereby, by such Issuing Bank, and (c) in the case of an amendment with respect to any Loan Document, by the Borrower; provided, however, that no amendment or waiver shall be effective, unless in writing and signed by each Bank affected thereby, to the extent it (A) changes the amount of such Bank's Commitment, (B) reduces the principal of or the rate of interest on such Bank's Loans, Unreimbursed Drawings or Note or the fees payable to such Bank hereunder, (C) postpones any date fixed (otherwise than as a result of a prepayment pursuant to Section 2.05) for any payment of principal of or interest on such Bank's Loans, Unreimbursed Drawings or Notes or the fees payable to such Bank hereunder or (D) amends Section 2.14, this Section 11.06 or any other provision of this Agreement requiring the consent or other action of all of the Banks. Unless otherwise specified in an amendment or waiver, an amendment or waiver under the Loan Documents shall be effective only in the specific instance and for the specific purpose for which given. By entering into an amendment with, or giving a waiver under, a section of the Loan Documents, the Banks shall not be deemed to have, or to have intended to have, (1) waived any rights that they, or any of them, then or thereafter may have under any other provisions of the Loan Documents and (2) if such amendment or waiver was occasioned by a particular fact or facts, accepted that fact or those facts for any other purpose or Section of the Loan Documents, including Section 5.23 of this Agreement, so that, for purposes of Section 5.23, if such fact or facts has had or could have, either alone, or together with other facts, a Materially Adverse Effect, such Materially Adverse Effect shall be a change or event subject to
Section 5.23, notwithstanding such amendment or waiver. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Agent, any Bank or any Issuing Bank under the Loan Documents or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Agent, any Bank or any Issuing Bank under the Loan Documents or Applicable Law.

     Section 11.07. Set-Off; Suspension of Payment and Performance. The Agent, each Bank and each Issuing Bank is hereby authorized by the Borrower, at any time and from time to time, without notice, (a) during any Event of Default, to set-off against, and to appropriate and apply to the payment of, the Liabilities of the Borrower under the Loan Documents (whether owing to such Person or to any other Person that is the Agent, a Bank or an Issuing Bank and whether matured or unmatured, fixed or contingent or liquidated or unliquidated), any and all Liabilities owing by such Person or any of its Affiliates to the Borrower (whether payable in Dollars or any other currency, whether matured or unmatured and, in the case of Liabilities that are deposits, whether general or special, time or demand and however evidenced and whether maintained at a branch or office located within or without the United States) and (b) during any Default, to suspend the payment and performance of such Liabilities owing by such Person or its Affiliates in an amount equal to the amount then due and payable under the Loan Documents and, in the case of Liabilities that are deposits, to the extent necessary, to return as unpaid for insufficient funds any and all checks and other items drawn against such deposits. The Agent, such Bank or such Issuing Bank shall provide the Borrower with written notice of the set-off, provided, that the failure of the Agent, such Bank or such Issuing Bank to provide such notice will not effect their rights under this Agreement.




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     Section 11.08.  Sharing of Recoveries. (a) Each Bank agrees that, if, for any reason, including as a result of (i) the exercise of any right of counterclaim, set-off, banker's lien or similar right, (ii) its claim in any applicable bankruptcy, insolvency or other similar law being deemed secured by a Debt owed by it to the Borrower, including a claim deemed secured under Section 506 of the Bankruptcy Code, or (iii) the allocation of payments by the Agent or the Borrower in a manner contrary to the provisions of Section 2.14, such Bank shall receive payment of a proportion of the aggregate amount due and payable to it hereunder as principal of or interest on the Loans or Unreimbursed Drawings or fees that is greater than the proportion received by any other Bank in respect of the aggregate of such amounts due and payable to such other Bank hereunder, then the Bank receiving such proportionately greater payment shall purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the rights of the other Banks hereunder so that all such recoveries with respect to such amounts due and payable hereunder (net of costs of collection) shall be pro rata; provided, that if all or part of such proportionately greater payment received by the purchasing Bank is thereafter recovered by or on behalf of the Borrower from such Bank, such purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such Bank to the extent of such recovery, but without interest (unless the purchasing Bank is required to pay interest on the amount recovered to the Person recovering such amount, in which case the selling Bank shall be required to pay interest at a like rate). So long as the purchasing Bank has not advised it to the contrary, each selling Bank may assume, for purposes of Section 11.09(b), that no Tax is required to withheld or deducted by the Borrower from, or is otherwise payable by the Borrower in connection with, any payment by the Borrower to or for the account of such Bank under the Loan Documents. The Borrower expressly consents to the foregoing arrangements and agrees that any holder of a participation in any rights hereunder so purchased or acquired pursuant to this Section 11.08(a) shall, with respect to such participation, be entitled to all of the rights of a Bank under Sections 2.13, 9.02, 9.03, 9.04, 9.05, 11.02 and 11.07 (subject to any condition imposed on a Bank hereunder with respect thereto, including delivery of the forms and certificates required under Section 2.13(a)(iv)) and may exercise any and all rights of set-off with respect to such participation as fully as though the Borrower were directly indebted to the holder of such participation for Loans in the amount of such participation.

     (b) Each Bank agrees to exercise any right of counterclaim, set-off, banker's lien or similar right that it may have in respect of the Borrower in a manner so as to apportion the amount subject to such exercise, on a pro rata basis, between (i) obligations of the Borrower for amounts subject to the sharing provisions of Section 11.08(a) and (ii) other Liabilities of the Borrower.

     Section 11.09. Assignments and Participations. (a) Assignments. (i) The Borrower may not assign any of its rights or obligations under the Loan Documents without the prior written consent of (A) in the case of the Loan Documents referred to in Section 10.07, the Agent and (B) in the case of any of the other Loan Documents, each Bank, and no assignment of any such obligation shall release the Borrower therefrom unless the Agent or each Bank, as applicable, shall have consented to such release in a writing specifically referring to the obligation from which the Borrower is to be released.




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          (ii) Each Bank may from time to time assign any or all of its rights and obligations under the Loan Documents to one or more Persons, without the consent of the Borrower; provided that, except in the case of the grant of an assignment to a Federal Reserve Bank (which may be made without condition or restriction), no such assignment shall be effective unless (A) the assignment is consented to by (unless an Event of Default specified in Section 16(g) or 16(h) of the Lease exists) the Agent, (B) the assignment is consented to by each Issuing Bank, (C) the assignment is to a Bank or an Eligible Assignee or an Affiliate of a Bank or an Eligible Assignee or is consented to by the Borrower (unless an Event of Default exists), which consent shall not be unreasonably withheld or delayed, (D) in the case of a partial assignment, after giving effect thereto, the aggregate amount of the Commitment and the outstanding principal amount of the Loans and Unreimbursed Drawings of both the assignor and the assignee shall be not less than $5,000,000, (E) the assignment shall involve the assignment of a fixed percentage of all of the assignor's rights and obligations under the Loan Documents, (F) a Notice of Assignment with respect to the assignment, duly executed by the assignor and the assignee, shall have been given to the Borrower and the Agent, (G) in the case of an assignment of a Registered Note, such Registered Note shall have been surrendered for registration of assignment duly endorsed by (or accompanied by a written instrument of assignment duly executed by) the Registered Holder and such assignment shall have been recorded on the Register and (H) except in the case of an assignment by the Bank that is the Agent, the Agent shall have been paid an assignment fee of $3,500. Upon any effective assignment, the assignor Bank shall be released from the obligations so assigned and, in the case of an assignment of all of its Loans, Unreimbursed Drawings and Commitment, shall cease to be a Bank. In the event of any effective assignment by a Bank, the Borrower shall, against (except in the case of a partial assignment) receipt of the existing Note of the assignor Bank, issue a new Note to the assignee Bank.

          (iii) Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Bank to the Agent and the Borrower, the option to fund all or any part of any Loan that such Granting Bank would otherwise be obligated to fund pursuant to this Agreement; provided that (A) nothing herein shall constitute a commitment by any SPC to make any Loan, and (B) nothing herein shall excuse any Granting Bank from its obligations hereunder. The funding of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were funded by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Bank would otherwise be liable for so long as, and to the extent, the Granting Bank provides such indemnity or makes such payment. In furtherance of the foregoing, each Bank hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 11.09(a)(iii), any SPC may, with prior notice to,




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     but without the prior written consent of, the Borrower and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by the Borrower and the Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans. This Section 11.09(a)(iii) may not be amended without the prior written consent of each Granting Bank, all or any part of whose Loans are being funded by an SPC at the time of such amendment. Notwithstanding the foregoing provisions of this Section 11.09(a)(iii), (1) an SPC shall not be deemed to be a Bank and shall have no rights under this Agreement except as provided in this Section 11.09(a)(iii), and in particular, but not by way of limitation, shall have no rights to compensation for increased costs or other payments pursuant to
     Section 2.13, 9.02 or 9.03, (2) the Granting Bank's obligations under this Agreement (including its Commitment to the Borrower hereunder) shall remain unchanged, (3) the Granting Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (4) the Granting Bank shall remain the holder of any Notes for all purposes of this Agreement, (5) the Borrower, the Agent, the Issuing Banks and the other Banks shall continue to deal solely and directly with the Granting Bank in connection with such Granting Bank's rights and obligations under this Agreement, and (6) the Granting Bank shall indemnify and hold the Borrower and its Affiliates harmless from and against any and all liabilities, obligations, losses, damages, penalties,actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be incurred or shall arise as a result of any grant to an SPC contemplated hereunder.

     (b) Participations. Each Bank may from time to time sell or otherwise grant participations in any or all of its rights and obligations under the Loan Documents without the consent of the Borrower, the Agent, any Issuing Bank or any other Bank. In the event of any such grant by a Bank of a participation, such Bank's obligations under the Loan Documents to the other parties thereto shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, and the Borrower, the Agent, the Issuing Banks and the other Banks may continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations thereunder. A Bank may not grant to any holder of a participation the right to require such Bank to take or omit to take any action under the Loan Documents, except that a Bank may grant to any such holder the right to require such holder's consent to (i) reduce the principal of or the rate of interest on such Bank's Loans or Unreimbursed Drawings or the fees payable to such Bank hereunder, (ii) postpone any date fixed for any payment of principal of or interest on such Bank's Loans or Unreimbursed Drawings or the fees payable to such Bank hereunder, (iii) permit any Loan Party to assign any of its obligations under the Loan Documents to any other Person or (iv) release any Collateral from the Security Interest except as required or contemplated by the Loan Documents. Each holder of a participation in any rights under the Loan Documents, if and to the extent the applicable participation agreement so provides, shall, with respect to such participation, be entitled to all of the rights of a Bank as fully as though it were a Bank and may exercise any and all rights of set-off with respect to such participation as fully as though the Borrower were directly indebted to the holder of such participation for Loans and Unreimbursed Drawings in the amount of such participation; provided, however, that no holder of a participation shall be entitled to any amounts that would otherwise be payable to it under Section 2.13, 9.02 or 9.03 with respect to its participation unless such amounts would have




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been payable to the Bank that granted such participation if such participation had not been granted. Each Bank selling or granting a participation, including a participation sold pursuant to Section 11.08, shall indemnify the Borrower and the Agent for any Taxes and Liabilities that they may sustain as a result of such Bank's failure to withhold and pay any Taxes applicable to payments by such Bank to its participant in respect of such participation.

     Section 11.10. Governing Law. The rights and duties of the Borrower, the Agent, the Banks and the Issuing Banks under this Agreement and the Notes (including matters relating to the Maximum Permissible Rate), and the other Loan Documents, shall pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.

     Section 11.11. Judicial Proceedings; Waiver of Jury Trial. Any judicial proceeding brought against the Borrower with respect to any Loan Document Related Claim may be brought in any court of competent jurisdiction in the City of New York, and, by execution and delivery of this Agreement, the Borrower (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any Loan Document Related Claim and
(b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The Borrower hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 11.01(a)(ii), and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Nothing herein shall affect the right of the Agent, any Bank, any Issuing Bank or any other Indemnified Person to serve process in any other manner permitted by law or shall limit the right of the Agent, any Bank, any Issuing Bank or any other Indemnified Person to bring proceedings against the Borrower in the courts of any other jurisdiction. Any judicial proceeding by the Borrower against the Agent, any Bank or any Issuing Bank involving any Loan Document Related Claim shall be brought only in a court located in, in the case of the Agent, Los Angeles, California and, in the case of any Bank or Issuing Bank, the jurisdiction in which such Bank's or Issuing Bank's (as the case may be) principal United States office is located. THE BORROWER, THE AGENT, EACH BANK AND EACH ISSUING BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY LOAN DOCUMENT RELATED CLAIM.

     Section 11.12. LIMITATION OF LIABILITY. NEITHER THE AGENT NOR THE BANKS NOR THE ISSUING BANKS NOR ANY OTHER INDEMNIFIED PERSON SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL, AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, PUNITIVE DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH ANY LOAN DOCUMENT RELATED CLAIM.

     Section 11.13. Process Agent. The Borrower hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon CT Corporation, presently located at 111 Eighth Avenue, New York, New




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York 10011, U.S.A. (the "Process Agent"), and the Borrower hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Borrower shall not impair or affect the validity of such service or of any judgment based thereon.

     Section 11.14. Severability of Provisions. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Borrower hereby waives any provision of Applicable Law that renders any provision of the Loan Documents prohibited or unenforceable in any respect.

     Section 11.15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

     Section 11.16. Survival of Obligations. Except as otherwise expressly provided therein, the rights and obligations of the Borrower, the Agent, the Banks, the Issuing Banks and the other Indemnified Persons under the Loan Documents shall survive the Repayment Date and the termination of the Security Interest.

     Section 11.17. Entire Agreement. This Agreement, the Notes and the other Loan Documents embody the entire agreement among the Borrower, the Agent, the Banks and the Issuing Banks relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

     Section 11.18. Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 11.19. No Fiduciary Relationship Established By Loan Documents. The relationship between the Borrower and the Banks is that of DEBTOR and CREDITOR. The Loan Documents are not intended to, and do not, establish a FIDUCIARY relationship, nor does a FIDUCIARY relationship otherwise exist, between the Borrower on the one hand, and the Agent, the Banks and the Issuing Banks, on the other hand. The parties hereto have dealt at arm's length in negotiating the Loan Documents.

     Section 11.20. No Recourse to Affiliates. This Agreement is solely and exclusively among the Borrower, the Agent, the Banks and the Issuing Banks, and any obligations created herein shall be the sole obligations of the parties hereto. No party shall have recourse to any parent, subsidiary, affiliate, director or officer, as such, of any other party for performance of said obligations unless the obligations are assumed in writing by the Person against whom recourse is sought.




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     Section 11.21.  Confidential Information. Notwithstanding anything to the contrary contained in this Agreement, each party to any Loan Document agrees that all documents, agreements or other information received by it pursuant to this Agreement or any other Loan Document that was, at the time of its delivery, identified in writing by any party hereto as being confidential will be held by such party in confidence in accordance with such party's customary procedures for handling confidential information. It is understood that each party to any Loan Document consistent with any such procedures, may disclose such confidential information, or portions thereof:

     (i) in the case of any Bank, to any bona fide permitted prospective transferee or participant in connection with any contemplated assignment or grant of a participation; provided, that such transferee or participant (as the case may be) is aware of the confidential nature of such information in accordance with the terms of this Section 11.21;

     (ii) to the extent necessary or appropriate to comply with the request of, or as otherwise customarily disclosed to, any Governmental Entity or representatives thereof;

     (iii) to any Related Party of such Person and those of any Subsidiary or Affiliate of such Person;

     (iv) to the extent necessary or appropriate to comply with any subpoena or other court process or in connection with any litigation or legal proceeding but only after giving each party hereto the opportunity to obtain an appropriate protective order;

     (v) to such Person's independent auditors and accountants, counsel, and other professional advisers in the course of their respective duties;

     (vi) to the extent necessary to comply with any Applicable Law;

     (vii) in the enforcement of such Person's rights, as applicable, hereunder, or any other Loan Document during the continuance of an Event of Default; and

     (viii) which is, or after delivery to such Person becomes, otherwise publicly known or generally available to the public other than as a result of a violation of this Section 11.21 by such Person.

     Section 11.22. Registered Notes. A Bank that is a Non-US Bank and that has complied with Section 2.13(d)(i)(A) may have its Notes issued as Registered Notes, and for this purpose the Agent shall cause to be maintained a Register. Once issued, Registered Notes may not be exchanged for Notes that are not Registered Notes and the ownership of Registered Notes, and of the Loans and Unreimbursed Drawings evidenced thereby, may be transferred only in accordance with the provisions of Section 11.09(a)(ii)(G).

         [The remainder of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the Agreement Date.


                                        AES EASTERN ENERGY, L.P.

                                        By: AES NY, L.L.C., its general partner



                                        By______________________________
                                          Name:
                                          Title:


                                        UNION BANK OF CALIFORNIA, N.A.,
                                          as Agent and Issuing Bank



                                        By______________________________
                                          Name:
                                          Title:

                                        Banks


                                        UNION BANK OF CALIFORNIA, N.A.



                                        By______________________________
                                          Name:
                                          Title:


                                        BAYERISCHE HYPO- UND VEREINSBANK AG,
                                          NEW YORK BRANCH



                                        By______________________________
                                          Name:
                                          Title:


                                        THE SANWA BANK LIMITED



                                        By______________________________
                                          Name:
                                          Title:


                                        Agreement Date: April 10, 2001



                                      S-2